                                                         EXHIBIT 10.1



                                  OFFICE LEASE


                       IMPERIAL PROMENADE ASSOCIATES, LLC

                                    LANDLORD,

                                       AND

                            MSC.SOFTWARE CORPORATION,

                                     TENANT

                                  OFFICE LEASE

         THIS LEASE ("Lease") is made between IMPERIAL PROMENADE ASSOCIATES, LLC ("Landlord"), and the Tenant described in Item 1 of the Basic Lease
Provisions.

                                LEASE OF PREMISES

         Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the "Premises") described in Item 3 of the Basic Lease Provisions and as shown in the drawings attached hereto as Exhibit "A-I". The Premises are located in that certain office building (the "Building") shown on Exhibit "A-2". The Building is located on that certain land (the "Land") described on Exhibit "A-3" attached hereto, which is also improved with landscaping, parking facilities and other improvements and appurtenances. The Land, together with all such improvements and appurtenances and the Building, are, subject to Paragraph 18, collectively referred to herein as the "Project". However, Landlord reserves the right to make such changes, additions and/or deletions to the Land, the Building and the Project as it shall determine from time to time.

                             BASIC LEASE PROVISIONS

1.       Tenant:  MSC.SOFTWARE CORPORATION, a Delaware corporation ("Tenant")

2.       Building:  Tower West, Twin Towers

         Address:  _____________ MacArthur Plaza (to be determined by Landlord)
                  South Coast Metro, California

3.       Description of Premises: Floor(s): 2 - 6 and portion of 1 Suites:
         100, 200, 300, 400, 500, 600

         Rentable Area: Approximately 125,043 square feet (see Exhibit "A-4")

4.       Tenant's Proportionate Share of Operating Costs: 30.7%

5. Basic Annual Rent (see Paragraphs 2 and 20) shall be twelve (12) times the following monthly amounts:


            Partial Lease Month:           $ 6,210.47 per day ($1.49/rentable sq. ft./mo NNN)
            Months 1-5                     $      0.00    (but see Paragraph 20(a))
            Months 6-65:                   $ 186,314.07 ($1.49/rentable sq. ft/mo NNN)
            Months 66-125:                 $__________ *
            Months 126-149:                $__________ **



* Commencing on the first day of the sixty-sixth (66th) month of the term, Basic Annual Rent shall be increased by the percentage increase, if any, in the Consumer Price Index, Urban Wage Earners and Clerical Workers (Los Angeles-Anaheim-Riverside region; "Sal Items"; Reference Base Year 1982-1984=100), as published by the United States Department of Labor, Bureau of Labor Statistics or its successor (the "Index"), as follows: The Index for the second month preceding the first day of the sixty-sixth (66th) month of the term shall be compared with the Index for the second month preceding the Commencement Date, and the Basic Annual Rent then in effect shall be increased by the lesser of (i) the amount of the percentage increase, if any, between them, or (ii) ten percent (10%); PROVIDED HOWEVER, in no event shall the Basic Annual Rent be reduced by reason of such computation. If the Index ceases to be published, is published less frequently or is altered in any material respect, then Landlord shall adopt, at its reasonable discretion, a substitute index or substitute procedure which reasonably reflects and monitors changes in consumer prices.

** Commencing on the first day of the one hundred twenty-sixth (126th) month of the term, Basic Annual Rent shall be increased by the percentage increase, if any, in the Index, as follows: The Index for the second month preceding the first day of the one hundred twenty-sixth (126th) month of the term shall be compared with the effect shall be increased by the lesser of (i) the amount of the percentage increase, if any, between them, or (ii) ten percent (10%); PROVIDED HOWEVER, in no event shall the Basic Annual Rent be reduced by reason of such computation. If the Index ceases to be published, is published less frequently or is altered in any material respect, then Landlord shall adopt, at its reasonable discretion, a substitute index or substitute procedure which reasonably reflects and monitors changes in consumer prices.

6.       Initial Monthly Installment of Basic Annual Rent Payable upon
         Execution: $ 186,314.07
         ($1.49 per square foot of Rentable Area)

7. Estimated Final Monthly Installment of Basic Annual Rent payable upon execution: $0.00

8.       Security Deposit:  $0.00

9.       Term:  Twelve (12) years and five (5) months

10.      Target Commencement Date:  January 5, 2001

11.      Broker[s]:  Equis of California

12. Permitted Use: General office, computer generated software production, computerized printing of software manuals and shipping of software products and storage, subject to and in accordance with applicable Laws and any permits and approvals relating to such uses to be obtained by Tenant at Tenant's expense.

13. Number of Parking Spaces (see Paragraph 18): three (3) spaces per 1,000 square feet of Premises, with ten percent (10%) of such spaces, reserved for the exclusive use of Tenant, to be located at an area proximate to the Building as designated by Landlord.

14.      Addresses for Notices:

         To: Tenant                       To: Landlord    Imperial Promenade Associates, LLC
                                                          3 Imperial Promenade, Suite 410
                                                          South Coast Metro, California 92704

         Prior to occupancy of the Premises:

         MSC.Software Corporation
         815 Colorado Blvd.
         Los Angeles, CA 90041

         After occupancy of the Premises:

         MSC.Software Corporation
         _____________MacArthur Place [the Premises]

         South Coast Metro, California 92704

15. All payments payable under this Lease shall be sent to Landlord at the address specified in Item 14 or to such other address as Landlord may designate.

16.      Guarantor:  None

17.      Date of this Lease: June 28, 1999

18.      Options:     Extend Term - see Paragraph 20(c)
                      Expand Premises - see Paragraph 20(d)

         IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Provisions, the provisions of the Standard Lease Provisions (the "Standard Lease Provisions") (consisting of Paragraphs 1 through 20 which follow) and Exhibits "A-i" through "AA" and "B" through "G", inclusive, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.


               LANDLORD                                                TENANT
IMPERIAL PROMENADE ASSOCIATES, LLC,                           MSC SOFTWARE CORPORATION,
a Delaware limited liability company                          a Delaware Corporation

By:     /S/ CURTIS R. OLSON                                   By:    /S/ FRANK PERNA, JR.
   -----------------------------------                           ------------------------------
        Curtis R. Olson, Sole Member                             Its:    CEO
                                                                     --------------------------
Date    September 7, 1999
    --------------------------------                          Date:  August 31, 1999
                                                                   ----------------------------

                                                              By:    /S/ LOUIS A. GRECO
                                                                 ------------------------------
                                                                 Its:    CFO
                                                                     --------------------------

                                                              Date:  AUGUST 31, 1999
                                                                   ----------------------------



                                TABLE OF CONTENTS
                                                                                                  PAGE
1.       TERM.......................................................................................1

2.       BASIC ANNUAL RENT..........................................................................1

3.       ADDITIONAL RENT............................................................................1

4.       IMPROVEMENTS AND ALTERATIONS...............................................................4

5.       REPAIRS....................................................................................4

6.       USE OF PREMISES............................................................................5

7.       UTILITIES AND SERVICES.....................................................................6

8.       NONLIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE....................................6

9.       FIRE OR CASUALTY...........................................................................8

10.      EMINENT DOMAIN.............................................................................9

11.      ASSIGNMENT AND SUBLETTING..................................................................9

12.      DEFAULT...................................................................................11

13.      ACCESS; CONSTRUCTION......................................................................13

14.      BANKRUPTCY................................................................................13

15.      INTENTIONALLY LEFT BLANK..................................................................13

16.      SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES..........................................13

17.      SALE BY LANDLORD; NONRECOURSE LIABILITY...................................................14

18.      PARKING; COMMON FACILITIES................................................................15

19.      MISCELLANEOUS.............................................................................15
         (a)      Attorneys' Fees..................................................................15
         (b)      Waiver...........................................................................15
         (c)      Notices..........................................................................15
         (d)      Labor............................................................................16
         (e)      Security.........................................................................16
         (f)      Storage..........................................................................16
         (g)      Holding Over.....................................................................16
         (h)      Condition of Premises............................................................16
         (i)      Landlord Warranty................................................................16
         (j)      Quiet Possession.................................................................16
         (k)      Matters of Record................................................................16
         (l)      Project Financing................................................................17
         (m)      Successors and Assigns...........................................................17
         (n)      Brokers..........................................................................17
         (o)      Name.............................................................................17
         (p)      Examination of Lease, Confidentiality.......................................... .17
         (q)      Time.............................................................................17
         (r)      Defined Terms and Marginal Headings..............................................17
         (s)      Conflict of Laws: Prior Agreements: Separability.................................17
         (t)      Authority........................................................................17
         (u)      Common Areas.....................................................................18
         (v)      Joint and Several Liability......................................................18
         (w)      Rental Allocation................................................................18
         (x)      Rules and Regulations............................................................18
         (y)      Financial Statements.............................................................18

20.      ADDENDA...................................................................................18
         (a)      Rental Abatement.................................................................18
         (b)      Landlord Delay...................................................................18
         (c)      Options to Extend Term...........................................................18
         (d)      Expansion Option.................................................................19
         (e)      Nondisturbance Agreement.........................................................20
         (f)      INTENTIONALLY LEFT BLANK.........................................................20
         (g)      Definition - Nondiscriminatory...................................................20
         (h)      INTENTIONALLY LEFT BLANK.........................................................20
         (i)      Nonliability and Indemnification of Landlord.....................................20

         (j)      Americans with Disabilities Act..................................................20
         (k)      Transportation Management........................................................20
         (l)      Operating Costs Cap..............................................................20
         (m)      Moving-Related Allowance.........................................................20
         (n)      Signage..........................................................................20
         (o)      Exclusivity......................................................................21
         (p)      Environmental Release............................................................21

21.      CONSTRUCTION OF BUILDING..................................................................21

                                TABLE OF EXHIBITS

         Exhibit "A-1'              Floor Plan[s]
         Exhibit "A-2"              Plot Plan of Building and the Project
         Exhibit "A-3"              Legal Description of the Project
         Exhibit "A-4"              Rentable Area
         Exhibit "B"                Work Letter
         Schedule "1"               Preliminary Plans
         Exhibit "C"                Requirements for Alterations
         Exhibit "D"                Standards for Utilities and Services
         Exhibit "E"                Building Rules and Regulations
         Exhibit "F"                Form Estoppel Certificate
         Exhibit "G"                Tenant's Initial Certificate
         Exhibit "H"                Outline Specifications

                            STANDARD LEASE PROVISIONS

1.       TERM

         (a) Unless earlier terminated in accordance with the provisions hereof the initial term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions; provided, however, in the event the Commencement Date (defined below) occurs on a date other than the first (1st) day of a calendar month, there shall be added to the term the partial month (the "Partial Lease Month") from the Commencement Date to the first (1st) day of the calendar month following the Commencement Date. As used herein, "term" shall refer to the initial term described in Item 9 of the Basic Lease Provisions and, provided the same is duly exercised and commences, the Extension Term described in Subparagraph 20(c).

         (b) Subject to the provisions of this Paragraph 1, the term shall commence on the date (the "Commencement Date") which is the earlier of the date Landlord delivers the Premises to Tenant or the date Tenant takes possession or commences use of the Premises for any business purpose (including moving in). Landlord shall be deemed to have delivered the Premises to Tenant or the date determined by Landlord's Space Planner (defined in the Work Letter described below) to be the date of substantial completion of the Tenant Work (defined in the Work Letter). Notwithstanding the foregoing, in the event that Landlord is delayed in delivering the Premises by reason of any act or omission of Tenant, including, without limitation, those specified in the Work Letter (the "Work Letter") attached hereto as Exhibit "B" (a "Tenant Delay"), the term shall commence (unless Tenant takes possession or commences use of the Premises prior thereto) on the date the Premises would have been delivered by Landlord had the Tenant Delay(s) not occurred. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the term of this Lease.

         (c) Landlord may deliver the Premises to Tenant on or after the Target Commencement Date described in Item 10 of the Basic Lease Provisions. Landlord shall use reasonable efforts to give Tenant at least fifteen (15) days' notice of the date upon which, in Landlord's opinion, the Commencement Date shall occur: provided, however, that in the event the Commencement Date is delayed or otherwise does not occur on the date specified, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

2.       BASIC ANNUAL RENT

         (a) Tenant agrees to pay during the Partial Lease Month and each Lease Year (defined below) of the term of this Lease as Basic Annual Rent ("Basic Annual Rent") for the Premises the sums shown for such periods in
Item 5 of the Basic Lease Provisions. For purposes of this Lease, a "Lease Year" shall be each twelve (12) calendar month period commencing on (i) the Commencement Date (or anniversary thereof) if the Commencement Date occurs on the first (1st) day of a month, or otherwise (ii) the first (1st) day of the calendar month following the Commencement Date (or anniversary thereof) if the Commencement Date occurs other than on the first (1st) day of a month.

         (b) Except as expressly provided to the contrary in Subparagraph 20(a) below, Basic Annual Rent shall be payable in equal consecutive monthly installments, in advance, without deduction or offset, commencing on the Commencement Date and continuing on the first (1st) day of each calendar month thereafter. The first (1st) full monthly installment of Basic Annual Rent, described in Item 6 of the Basic Lease Provisions, shall be payable upon Tenant's execution of this Lease. If the Commencement Date is a day other than the first (1st) day of a calendar month, then the Rent (defined below) for the Partial Lease Month (the "Partial Lease Month Rent) shall be calculated on the per diem basis shown therefor in Item 5 of the Basic Lease Provisions for the number of days of such month from and including the Commencement Date. The Partial Lease Month Rent shall be payable by Tenant prior to the date that Tenant takes possession or commences use of the Premises for any business purpose (including moving in). Basic Annual Rent, all forms of additional rent payable hereunder by Tenant and all other amounts, fees, payments or changes payable hereunder by Tenant shall (i) each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as "Rent"), (ii) be payable to Landlord when due without any prior demand therefor in lawful money of the United States and. except as may be expressly provided to the contrary herein, without any offset or deduction whatsoever, and (iii) be payable to Landlord at the address of Landlord described in Item 14 of the Basic Lease Provisions or to such other person or to such other place as Landlord may from time to time designate in writing to Landlord.

         (c) The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of Rentable Area (defined in Exhibit "A-4") described in Item 3 of the Basic Lease Provisions. Prior to the Commencement Date, Landlord's Space Planner shall verify the exact number of square feet of Rentable Area in the Premises, utilizing the BOMA Standard as defined in Exhibit "A-4" attached to this Lease. In the event there is any variation from the number of square feet specified in Item 3 of the Basic Lease Provisions, Landlord and Tenant shall execute an amendment to this Lease for the purpose of making appropriate adjustments to the Basic Annual Rent, the Security Deposit, Tenant's Proportionate Share (defined below) and such other provisions hereof as shall be appropriate under the circumstances.

3.       ADDITIONAL RENT

         (a) Subject to the provisions of this Lease, Tenant shall pay to Landlord, monthly, as additional rent an amount equal to Tenant's
Proportionate Share of Operating Costs (defined below).

         (b) "Tenant's Proportionate Share" is, subject to the provisions of this Paragraph 3, the percentage number described in Item 4 of the Basic Lease Provisions. Tenant's Proportionate Share represents a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises, as determined by Landlord or pursuant to Subparagraph 2(c) above, and the denominator of which is the number of square feet of Rentable Area in the Project, as determined by Landlord.

         (c) "Operating Costs" means all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, repair, management or maintenance of the Project during or allocable to the term of this Lease, including, without limitation, the following:

              (i) All real property taxes, assessments, license fees, excises, levies, charges or impositions and other similar governmental ad valorem or other charges levied on or attributable to the Project or its ownership, operation or transfer, and all taxes, charges, assessments or similar impositions imposed in lieu of the same (collectively, "Real Estate Taxes"). "Real Estate Taxes" shall also include all taxes, assessments, license fees, excises, levies, charges or similar impositions imposed by any governmental agency, district, authority or political subdivision (A) on any interest of Landlord, any mortgagee of Landlord or any interest of Tenant in the Project, the Premises or in this Lease, or on the occupancy or use of space in the Project or the Premises; (B) on the gross or net rentals or income from the Project, the Rent received hereunder, or on Landlord's "right" or "rights" to any of the foregoing or on Landlord's business of leasing the Premises, the Building or the Project, including, without limitation, any gross income tax or excise tax levied by any federal, state or local governmental entity with respect to the receipt of Rent or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Project, or portions thereof; (C) measured by the gross square footage of the Project, the Premises, or any portion thereof or by the number of actual, estimated or potential occupants of the Project, the number of vehicular trips generated by or associated with the Project, or the number of parking spaces contained within the Project, or for any transportation, arts, housing or environmental plan, fund or system instituted within or for any geographic area in which the Building is located, or any similar measure; (D) on the construction, removal or alteration of improvements in the Project; (E) for the provision of amenities, services or rights of use, whether or not exclusive, public, quasi-public or otherwise made available on a shared use basis, including amenities, services or rights of use such as fire protection, police protection, street, sidewalk, lighting, sewer or road maintenance, refuse removal or janitorial services or for any other service, without regard to whether such services were formerly provided by governmental or quasi governmental agencies to property owners or occupants at no cost or at minimal cost; and (F) related to any transportation plan, fund or system instituted within the geographic area of the Project or otherwise applicable to the Premises, the Project, or any portion thereof "Real Estate Taxes" shall not include any income, capital stock, estate or inheritance tax imposed by the State of California or the federal, county or city governments; and

              (ii) The cost of utilities (including taxes and other charges incurred in connection therewith), fuel, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, gardening and landscaping, insurance (including, but not limited to, public liability, fire, property damage, flood, rental loss
[for a period of two years], boiler machinery, contractual indemnification, earthquake and All Risk coverage insurance for up to the full replacement cost of the Project and such other insurance as is customarily carried by operators of other first-class buildings in the County of Orange) to the extent carried by Landlord in its discretion (and the deductible portion of any insured loss otherwise covered by such insurance), the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services to the extent of such performance or exclusively connected with the operation, maintenance or repair of the Project, personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project, such auditors' fees, consultant fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Project, costs incurred for administration and management of the Project, whether by Landlord or by an independent contractor, administrative expenses, management fees, management office operational expenses, rental expenses for or a reasonable allowance for depreciation of personal property used in the operation, maintenance or repair of the Project, license, permit and inspection fees, association fees applicable to the Project (including without limitation the Project's share of any such fee assessed in connection with the Specific Development Plan as described in Subparagraph 21(b) below, all costs and expenses required by any governmental or quasi-governmental authority or by applicable law, for any reason, including capital improvements, whether capitalized or not the cost of any capital improvements made to the Project by Landlord that improve life safety systems or reduce operating expenses (such costs to be amortized over such reasonable periods as Landlord shall determine with a return on capital at a rate equal to the prime rate plus two (2) percent [the "prime rate" as used herein shall mean the prime rate or base rate of interest then being charged by the banking or financial institution commonly utilized by Landlord]
, the cost of air conditioning, heating, ventilating, plumbing, elevator maintenance and repair, sign maintenance, and Common Area (defined in Paragraph 18) repair, resurfacing, operation and maintenance, the cost of providing Security services, and any other cost or expense incurred or payable by Landlord in connection with the operation, repair, management or maintenance of the Project.

         (d) Operating Costs for any calendar year during which actual occupancy of the Project is less than ninety-five percent (95%) of the Rentable Area of the Project shall be appropriately adjusted to reflect ninety-five percent (95%) occupancy of the existing Rentable Area of the Project during such period. In determining Operating Costs, if any services or utilities are separately charged to tenants of the Project or others, Operating Costs shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full-time basis for normal Project operating hours. In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a basis determined by Landlord to be consistent with the principles underlying the provisions of this Paragraph 3.

         (e) Prior to the commencement of each calendar year of the term following the Commencement Date, Landlord shall have the right to give to Tenant a written estimate of Tenant's Proportionate Share of the Operating Costs for the Project for the ensuing year. Subject to Paragraph 20(l), Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first (1st) day of each month during such year. Subject to the provisions of this Lease, Landlord shall endeavor to furnish to Tenant within 120 days after the end of each calendar year, a statement indicating in reasonable detail the Operating Costs for such period, and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant's estimated payments to Tenant's actual share of such Operating Costs as indicated by such annual statement. Any payment due Landlord shall be payable by Tenant on demand from Landlord. Any amount due Tenant shall be credited against installments next becoming due under this Subparagraph 3(e).

         (f) Tenant shall pay ten (10) days before delinquency, all taxes and assessments (i) levied against any personal property or trade fixtures of Tenant In or about the Premises, (ii) based upon the gross or net Rent payable hereunder, and (iii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises. If any such taxes or assessments are levied against Landlord or Landlord's property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall, upon demand, reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value.

         (g) Any delay or failure of Landlord in (I) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenant's Proportionate Share of Operating Costs shall not constitute a waiver of its right to require an increase in Rent, or in any way impair, the continuing obligations of Tenant under this Paragraph 3. Without limiting the generality of the foregoing, Landlord may at any time during me term hereof recalculate and correct me amount of Tenant's Proportionate Share of Operating Costs, and Tenant shall pay to Landlord any amount due on demand by Landlord; provided however, Tenant shall only be responsible for paying mat portion of the corrected amount of Tenant's Proportionate Share of Operating Costs accruing within one (1) year of the date of Landlord's accounting. In the event of any dispute as to any Rent due under this Paragraph 3, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at the accounting office of Landlord's management company. If after such inspection, Tenant still disputes such additional rental, upon Tenants written request therefore, a certification as to the proper amount of Operating Costs and the amount due to or payable by Tenant shall be made by Landlord's independent certified public accountant. Such certification shall be final and conclusive as to all parties. In the event of a discrepancy in Tenants favor, Landlord agrees to make the adjustments in Tenant's favor and, at Landlord's option, (i) promptly pay any such amount due to Tenant, or (ii) credit any such amount due to Tenant against Tenant's next installment of Additional Rent In the event of a discrepancy in Landlord's favor, Tenant shall pay such amount due to Landlord with the next installment of Additional Rent. Tenant agrees to pay the cost of such certification and the investigation with respect thereto, unless it is determined that Landlord's original statement was in error in Landlord's favor by more than two percent (2%). Tenant waives the right to dispute any matter relating to the calculation of Operating Costs or other forms of Rent under this Paragraph 3 if any claim or dispute is not asserted by Tenant in writing to Landlord within one (1) year of delivery to Tenant of the original billing statement with respect thereto.

         (h) Subject to the provisions of this Paragraph 3, the rights and obligations of Landlord and Tenant with respect to payments to be made hereunder in regard to Operating Costs incurred or allocable to periods prior to the expiration or sooner termination of this Lease shall survive such expiration or termination.

         (i) Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not include:

             (1) to the extent that any portion of Operating Expenses are attributable to any other property (other than the Building and Project) or any other business of Landlord (other than the business of maintaining, managing and operating the Building and Project), then such expenses, costs and amounts shall be equitably allocated in the Landlord's reasonable discretion between the Building, the Project, and such other property or business, and only the portion thereof attributable to the Building and Project, as reasonably determined by Landlord, shall be included herein as Operating Expenses.

             (2) costs for which Landlord is reimbursed by any tenant or occupant of the Project, or by any equipment warranties or by insurance by its carrier or any tenant's carrier or by anyone else (including costs reimbursed by reason of judgments or settlements);

             (3) amounts paid as ground rental or as rental for the Building by Landlord;

             (4) costs of capital improvement or replacements except to the extent specifically permitted in this PARAGRAPH 3; provided that even such permitted costs shall be Operating Expenses in any given year only to the extent of straight line amortization over the useful life of the improvement;

             (5) electrical power costs for which any tenant directly contracts with the local public service company or any costs paid by tenants to Landlord for separately metered or special services such as after hours HVAC and excess usage by other tenants;

             (6) electric power and all other utility and other costs and expenses associated with any retail space in the Building;

             (7) costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project;

             (8) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

             (9) costs incurred to comply with laws relating to the investigation, removal, cleanup or remediation of Hazardous Material (as defined in PARAGRAPH 6(f) hereof); provided, that Tenant may be obligated to indemnify Landlord from and against any such costs in certain circumstances pursuant to and in accordance with PARAGRAPH 6ff) HEREOF;

            (10) costs and expenses incurred in connection with the replacement (but not repair) of structural elements of the Building;

            (11) costs of interest on debt or amortization and other charges, costs and expenses payable under any loan secured by the Project;

            (12) fines and penalties;

            (13) costs incurred by Landlord in the repairs. capital additions, alterations or replacements made or incurred to rectify or correct defects in the initial design and construction of the Project;

            (14) Landlord's general overhead and general and administrative expenses;

            (15) costs and expenses of items paid to the Landlord or to subsidiaries or affiliates of the Landlord to the extent the same exceeds the costs of such services rendered by qualified, unaffiliated third parties on a competitive basis;

            (16) any management fee in excess of 3% of gross revenues derived from the Project;

            (17) premiums for earthquake insurance in excess of such premiums paid for comparable buildings as the Building in the greater John Wayne Airport area; and

            (18) costs or assessments levied on Landlord by the City of Santa Ana or associations due to Landlord's failure to comply with the requirements of the City of Santa Ana or applicable CC&Rs with respect to the initial construction of the Premises.

4.       IMPROVEMENTS AND ALTERATIONS

         (a) Landlord's sole construction obligation under this Lease with respect to the Premises is set forth in the Work Letter attached hereto as Exhibit "B"

         (b) Tenant shall not make any alterations, additions or improvements to the Premises (collectively, "Alterations") without (i) the prior written consent of Landlord not to be unreasonably withheld or delayed, and (ii) compliance with such nondiscriminatory requirements concerning such Alterations as may be imposed by Landlord from time to time. Notwithstanding the foregoing, Tenant shall be permitted to repaint and or re-carpet the Premises without obtaining Landlord's prior written consent. Without limiting the foregoing, Landlord may require, at a minimum, compliance with the requirements set forth in Exhibit "C" attached hereto. All Alterations shall be made by Tenant, at Tenants sole cost and expense, and shall be diligently prosecuted to completion. The cost of any modifications of Project improvements outside or inside of the Premises required by any governmental agency as a condition or the result of Tenants Alterations shall be borne by Tenant. Any contractor or person making such Alterations shall first be approved in writing by Landlord. Upon the expiration or earlier termination of this Lease, Landlord may elect to have Tenant either (i) surrender with the Premises any or all of such Alterations as Landlord shall determine (except trade fixtures not attached to the Premises), in which case, such Alterations shall become the property of Landlord, or (ii) promptly remove any or all of such Alterations designated by Landlord to be removed, in which case, Tenant shall repair and restore the Premises to its original condition as of the date of substantial completion of the Tenant Work, reasonable wear and tear excepted. Notwithstanding the foregoing, Tenant shall have the right, at any time it requests Landlord's prior written consent to an Alteration, to further request that Landlord elect whether the Alterations for which consent is requested be allowed to remain or be required to be removed upon the expiration or earlier termination of this Lease. Unless Landlord responds in writing to Tenant at the time of granting such consent that any such Alterations may remain upon the Premises upon the expiration or earlier termination of this Lease, then Tenant shall be required to remove such Alterations in accordance herewith. Tenant shall have the right to install a passive video surveillance system in the Premises and an antennae on the roof of the Building solely for Tenants use, provided that (1) such installations shall be at the sole cost and expense of Tenant and otherwise in compliance with this Paragraph 4, (2) Tenant shall comply with the requirements of any and all applicable laws, rules, CC&Rs, and governmental agencies regarding such installations, (3) the location, specifications and other physical aspects of such installations shall be pre-approved by Landlord in writing, such approval to not be unreasonably withheld, and (4) Tenant shall be responsible, at Tenants expense, for the maintenance and repair of such items (including without limitation any repairs to other portions of the Building or Project damaged arising out of the installation or maintenance of such items), and (5) at Landlord's discretion, Tenant shall remove such installations upon the expiration or earlier termination of the Lease at Tenants sole expense and repair any damage caused thereby.

         (c) Tenant shall keep the Premises, the Building and the Project free from any and all liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord's costs and expenses, with interest thereon at the Default Rate (defined below). Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

5.       REPAIRS

         (a) Landlord shall use commercially reasonable efforts to keep the Common Areas of the Building and the Project in a clean and neat condition similar to other first class office buildings in the area of the Project. Subject to Subparagraph 5(b) below, Landlord shall make all necessary repairs, within a reasonable period following receipt of notice of the need therefor from Tenant, to the foundation, root exterior walls, exterior doors and windows of the Building, and to public corridors and other public areas of the Project not constituting a portion of any tenant's premises and shall use commercially reasonable efforts to keep all Building standard equipment and systems used by Tenant in common with other tenants in good condition and repair, reasonable wear and tear excepted. Notwithstanding the foregoing, Tenant shall be solely responsible for the repair and maintenance of and all damage to, the Building or the Project resulting from the design and operation of all improvements which are not Building Standard Installations (described in the Work Letter) in or serving the Premises installed at the request of Tenant (regardless of whether installed by Landlord, its agents or contractors or third-party contractors). Except as provided in Paragraph 9, there shall be no abatement of Rent, and Landlord shall not be liable for any injury to, or damage suffered by Tenant, including, without limitation, interference with Tenants business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project. Tenant waives the right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code, and under all other similar laws, statutes or ordinances now or hereafter in effect.

         (b) Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in a safe, dean and neat condition, and (ii) shall bear the cost of maintenance and repair, by contractors selected by Tenant and reasonably approved by Landlord, of all facilities which do not constitute the Outline Specifications as set forth in Exhibit "H" attached hereto located in the Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities, and

Premises specific heating and air conditioning Systems (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord's delivery of the Premises to Tenant). Tenant shall make all repairs to the Premises not required to be made by Landlord under Subparagraph 5(a) above with replacements of any materials to be made by use of materials of equal or better quality. Tenant shall do all decorating, remodeling, alteration and painting required by Tenant during the term of this Lease. Tenant shall pay for the cost of any repairs to the Premises, the Building or the Project made necessary by any negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises or the Project by Tenant

         (c) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition; ordinary wear and tear excepted. Tenant shall remove from the Premises all trade fixtures (which are not required to be surrendered with the Premises pursuant to the provisions of Subparagraph 4(b) hereof), furnishings and other personal property of Tenant shall repair all damage caused by such removal, and shall restore the Premises to its original condition, reasonable wear and tear excepted. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case, Landlord may store the same, at Tenant's sole cost and expense, appropriate the same for itself, and/or sell the same in its discretion.

6.       USE OF PREMISES

         a) Tenant shall use the Premises only for the purposes set forth in
Item 12 of the Basic Lease Provisions and shall not use the Premises or permit the Premises to be used for any other purpose.

         (b) Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, "Law"), and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is a violation of Law. If any Law shall, by reason of the nature of Tenant's specific use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to (i) modification, operation or other maintenance of the Premises, the Building or the Project, or (ii) the use, alteration or occupancy thereof, Tenant shall comply in lull at its expense with such Law.

         (c) Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for the Building or the Premises, and in the event that any department of the State of California or the city or county in which the Project is located shall at any time contend or declare that the Premises am used or occupied in violation of such certificate or certificates of occupancy, any Law or any recorded covenants, conditions and restrictions affecting the Project, Tenant shall, upon five
(5) days' notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise immediately remedy such violation). The failure by Tenant to discontinue such use shall be considered a default under this Lease, and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law. Tenant shall be solely responsible for making its own independent investigation with the City of Santa Ana and other applicable governmental agencies to determine that the nature of the business to be conducted by Tenant in the Premises is in compliance with all Laws and permissible uses under any certificate of occupancy issued for the Building or the Premises and that Tenant is not relying upon any independent representation or guaranty by Landlord, written or verbal, that such business will constitute a lawful or permissible use under any certificate of occupancy issued for the Building or the Premises, or otherwise permitted by Law.

         (d) Tenant shall not do or permit to be done anything, which may invalidate or increase the cost of any All Risk, property damage, liability or other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant's failure to comply with the provisions of this Paragraph 6.

         (e) Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the building or the Project. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Project. Tenant shall not place a load upon any portion of the Premises exceeding the structural floor load (per square foot of area), as set forth in Exhibit "H,TM which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenants sole cost and expense, in locations and in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises, the Building or the Project.

         (f) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the Slate of California or the United States Government, including, without limitation, (i) any material or substance which is defined or listed as a `hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance" or "hazardous material" under any federal, state or local law, statute, ordinance or any governmental rule, regulation or order governing or in any way relating to the release, use, generation, handling, leakage, dumping, discharge or disposal of any of the above (collectively, "Hazardous Material Laws") (ii) petroleum or any petroleum derivative, (iii) any flammable explosive or radioactive material, (iv) any polychlorinated biphenyl, and (v) asbestos or any asbestos containing material or derivative. Tenant hereby agrees that (i) Tenant and each of its Affiliates (defined below), assignees, subtenants, and their respective agents, servants, employees, representatives and contractors shall not bring onto the Premises or the Project any Hazardous Material (other than customary amounts of Hazardous Materials used for office supplies and cleaning materials brought into the Premises by Tenant in the normal course of its tenancy and in full compliance with all Hazardous Material Laws), (ii) Tenant shall immediately notify Landlord in writing in the event Tenant becomes aware of or suspects that there has been any release of any Hazardous Materials in, on or about the Premises or the Project, or that any person has stored or otherwise brought onto the Project, or any portion thereof, any Hazardous Material (other than customary amounts of office supplies and cleaning materials). Tenant agrees to indemnify, defend (with counsel selected by Landlord), protect and hold Landlord and each of its Affiliates harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the term of this Lease directly or indirectly from or in connection with the presence, handling, storage, release or discharge of any Hazardous Material in or into the air, soil, surface water or groundwater at on, about, under or within the Premises or the Project, or any portion thereof generated, released, discharged or otherwise brought onto, under, or about the Project by Tenant or any Affiliate thereof. Each of the covenants and agreements of Tenant set forth in this Subparagraph 6(f) shall survive the expiration or earlier termination of this Lease. Landlord agrees to use reasonable efforts to generally include the terms and provisions of this Subparagraph 6(f) in leases with other tenants of the Building; provided however, in no event shall the failure to include the provisions of this Subparagraph 6(f) in any other lease of the Building constitute Landlord's default hereunder.

7.       UTILITIES AND SERVICES

         (a) Provided that Tenant is not in default beyond any applicable grace and cure period hereunder, Landlord shall furnish, or cause to be furnished to the Premises, the utility service and other services described in Exhibit "D" attached hereto, subject to the conditions and in accordance with the standards set forth therein and in this Lease.

         (b) Tenant agrees to cooperate fully at all times with Landlord and to comply with all regulations and requirements, which Landlord may from time to time, prescribe for the use of the utilities and services described herein and in Exhibit "D". Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees. subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements.

         (c) Landlord reserves the right at all times to separately meter electrical service provided to all or any portion of the Premises, and in such event Tenant shall directly pay such electric service bills to the utility provider and such costs shall not be part of Operating Costs. If Tenant requires utility service or other services in quantities greater than, at times other than or of a type or quality different than that generally furnished by Landlord pursuant to Exhibit "D" Tenant shall pay to Landlord, upon receipt of a written statement therefor, Landlord's charge for such additional or different utility service or services; provided, however, it in Landlord's judgment, such excess or different service cannot be furnished unless additional risers, conduits, feeders, switchboards and/or other facilities are installed in the Building, or otherwise are not then being provided to other tenants in the Project (at the rate or level requested by Tenant), the provision of such additional or different services shall be subject to Landlord's nondiscriminatory requirements and conditions; provided, further, however, that in no case shall Landlord have any obligation to provide such additional or different utility or other services if (i) the same is not generally available in first class office buildings in the area of the Project, (ii) in the case where additional risers, conduits, feeders, switchboards and/or other appurtenances would be required to be installed in the Building to provide such service, (A) the installation, maintenance or use of such facilities is not permitted under applicable Project financing documents, Law or insurance regulations, could result in permanent damage or injury to the Building or Building systems, could create a dangerous or hazardous condition or disturb or interfere with the use, occupancy or quiet enjoyment of other tenants or otherwise adversely affect the income stream, financeability, reputation or value of the Project, (B) Tenant shall not commit in advance to bear the cost (and to provide security satisfactory to Landlord for performance of such obligation) of installation, use, maintenance, repair and removal of such facilities, or (C) Landlord determines in good faith that installation, operation, maintenance and/or removal of such facilities is otherwise infeasible under the circumstances. Subject to the foregoing, Landlord shall, upon reasonable prior notice by Tenant, furnish to the Premises additional elevator, heating, air conditioning and/or cleaning services upon such terms and conditions as shall be reasonably determined by Landlord, including payment of Landlord's Building-standard charge therefor. In the case of any additional utilities or services to be provided hereunder, Landlord may require a switch and metering system to be installed so as to measure the amount of such additional utilities or services. The cost of installation, maintenance and repair of such system shall be paid by Tenant upon demand.

         (d) Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein or in Exhibit "D" for any reason, including, without limitation, when caused by accident, breakage, repairs, Alterations or other improvements to the Project, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any other cause beyond Landlord's reasonable control; provided, however, that if Tenant's use and occupancy of the Premises is materially disrupted by reason of the failure of such services, then Landlord shall abate Tenant's Rent in proportion to the disruption, but only if and to the extent that Landlord actually receives rental loss insurance proceeds therefor. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. No such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. In the event of any failure, stoppage or interruption thereof Landlord shall use reasonable efforts to attempt to restore all services promptly. No representation is made by Landlord with respect to the adequacy or fitness of the Building's ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant or for any other purpose.

         (e) Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards (including, without limitation, those described in Exhibit "D") for utilities and services; provided such modifications do not materially disrupt Tenants operations at the Premises.

8.       NONLIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

         (a) Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord, its partners, officers, trustees, affiliates, directors, employees, contractors, agents and representatives (collectively, "Affiliates") for any injury or damage to any person or property occurring or incurred in connection with or in any way relating to the Premises, the Building or the Project from any cause, including, without limitation, by reason of the active or passive negligence of Landlord or its Affiliates, but subject to Paragraph 20(i) below. Without limiting the foregoing, neither Landlord nor any of its Affiliates shall be liable for and there shall be no abatement of Rent for (i) any damage to Tenant's property stored with or entrusted to Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances, appurtenances or plumbing works therein or from the root street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project, or from any other cause whatsoever,
(iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Project, or (v) any latent or other defect in the Premises, the Building or the Project. In addition and without limitation to the other provisions of Subparagraphs (a) and (b) of this Paragraph 8, Tenant agrees that in no case shall Landlord ever be responsible or liable on any theory for any injury to Tenant's business, loss of profits, loss of income or any other form of consequential damage. Tenant shall give prompt notice to Landlord in the event of (A) the occurrence of a fire or accident in the Premises or in the Building, or (B) the discovery of any defect therein or in the fixtures or equipment thereof. The foregoing limitation on liability shall not apply to any third party claim for personal injury or damage to property made against the Tenant, which arises from the sole negligent acts or omissions of Landlord or its Affiliates accruing prior to the Commencement Date.

         (b) Tenant shall indemnity, defend (with legal counsel selected by Landlord), protect and hold Landlord harmless from and against any and all claims, suits, judgments, losses, costs, obligations, damages, expenses, interest and liabilities, including, without limitation, reasonable attorneys' fees, for any injury or damage to any person or property whatsoever arising out of or in connection with this Lease, the Premises or Tenants activities in the Project, including, without limitation, when such injury or damage has been caused in whole or in part by the act, negligence, fault or omission of Tenant, its agents, servants, contractors, employees, representatives, licensees or invitees, but subject to Paragraph 20(i)below. Without limiting the foregoing, Tenant shall reimburse Landlord for all expenses, damages and fines incurred or suffered by Landlord by reason of any breach, violation or non-performance by Tenant, its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property, or by reason of carelessness, negligence or improper conduct of Tenant or its agents, employees or servants in the use or occupancy of the Premises. The provisions of this Subparagraph 8(b) shall survive the expiration or earlier termination of this Lease.

         (c) Tenant hereby agrees to maintain in full force and effect at all times during the term of this Lease, at its sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers, qualified to do business in the State of California, with a financial class rating of not less than X and a policy holder rating of not less than A in the most recent Bests Key Rating Guide and otherwise acceptable to Landlord, which afford the following coverages:

              (i) Comprehensive general liability insurance (or commercial general liability Insurance) or such successor comparable form of coverage, including blanket contractual liability, broad form property damage, independent contract's coverage, personal injury, completed operations, product liability, cross liability and severability of interest clauses, and fire damage, written on an *occurrence" basis with coverage of not less than Five Million Dollars ($5,000,000.00) combined single limit per occurrence for both bodily injury (including death) and property damage;

              (ii) All Risk Insurance, including, without limitation, insurance covering loss or damage resulting or arising from sprinkler leakage, in an amount sufficient to cover the full cost of replacement of all improvements to the Premises (other than Building Standard Installations) and all of Tenant's fixtures and other personal property. The proceeds of such insurance shall be devoted exclusively to the replacement of the same unless this Lease shall cease and terminate pursuant to the provisions of Paragraph 9 hereof; and

              (iii) Workers Compensation and Employers Liability Insurance (as required by law).

         (d) Tenant may, with the prior written consent of Landlord, elect to have reasonable deductibles (not to exceed Ten Thousand Dollars ($10,000.00)) under the policy required pursuant to Subparagraph 8(c)(ii).

         (e) Tenant shall deliver to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance evidencing the coverage required hereunder with limits not less than those specified above. Such policies of insurance shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry. The certificate of insurance with respect to the coverage described in Subparagraph 8(c)(i) above shall specifically reflect insurance of Tenant's obligations under Subparagraph 8(b) above. Such certificates shall name Landlord as an additional insured and shall expressly provide that the interest of the same therein shall not be affected by any breach by Tenant of any policy provision for which such certificates evidence coverage. Further, all certificates shall expressly provide that not less than thirty (30) days' prior written notice shall be given Landlord in the event of material alteration to or cancellation of the coverages evidenced by such certificates. If on account of the failure of Tenant to comply with the provisions of this Paragraph 8, Landlord is adjudged a insurer by its insurance carrier, then, in addition to all other remedies available to Landlord, any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

         (f) Upon demand, Tenant shall provide Landlord, at Tenants sole cost and expense, with such increased amount of existing insurance and such other insurance with such limits as Landlord may require and such other hazard insurance as the nature and condition of the Premises may require. in the opinion of Landlord, to afford Landlord adequate protection for such risks. However, in all cases such adjustments shall be based upon the requirements of an institutional lender of Landlord or otherwise reasonable and consistent with the requirements of other first class office projects in the County of Orange.

         (g) Landlord makes no representation that the insurance coverage specified to be carried by Tenant pursuant to this Paragraph S is adequate to protect Tenant against Tenant's undertaking under the terms of this Lease or otherwise, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient Tenant shall provide, at its own cost and expense, such additional insurance as Tenant deems adequate.

         (h) Notwithstanding any provision of this Paragraph 8 to the contrary, Landlord hereby waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of; the Premises, the Building or the Project from causes then included under standard fire and All Risk insurance policies or endorsements; provided, however, that such waiver of subrogation shall be limited exclusively to insurance proceeds actually received by Landlord for such damage or destruction. Tenant hereby waives any and all rights of recovery against Landlord for or arising out of damage to, or destruction of any property of Tenant, from causes then included under standard fire and All Risk insurance policies or endorsements. Tenant represents that its present insurance policies now in force permit such waiver. If at any time during the term of this Lease (i) either party shall give less than five (5) days' prior written notice to the other party certifying that any insurance carrier which has issued any such policy shall refuse to consent to the aforesaid waiver of subrogation, or (ii) such insurance carrier shall consent to such waiver only upon the payment of an additional premium (and such additional premium is not paid by the other party hereto), or (iii) such insurance carrier shall revoke a consent previously given or shall cancel or threaten to cancel any policy previously issued and then in force and effect, because of such waiver of subrogation, then, in any of such events, the waiver of subrogation contained herein shall thereupon be of no further force or effect as to the loss, damage or destruction covered by such policy. It however, at any time thereafter, a consent to such waiver of subrogation shall be obtained without an additional premium from any existing or substitute insurance carrier, the waiver hereinabove provided for shall again become effective. Nothing contained herein shall abrogate or limit Tenant's waiver and indemnity contained in Subparagraphs 8(a) and 8(b).

         (i) Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article, which may be prohibited by any insurance policy periodically in force covering the Premises, the Building or the Project. If any of Landlord's insurance policies shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of a non-permitted use of the Premises, or any part thereof by Tenant or any assignee, subtenant, licensee or invitee of Tenant and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, or threatened reduction of coverage, within such time period as Landlord determines is reasonably sufficient to prevent cancellation of coverage as set forth in said notice, or if such coverage has been cancelled within forty eight (48) hours after notice thereof Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant

         (j) Tenant shall not do or permit to be done any act or things upon or about the Premises or the Building, which will (i) result in the assertion of any defense by the insurer to any claim under, (ii) invalidate, or (iii) be in conflict with, the insurance policies of Landlord or Tenant covering the Building, the Premises or fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon or about the Premises or the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property, provided that nothing in this Paragraph 8 shall prevent or limit Tenants use of the Premises for the purposes stated in Paragraph 6 hereof.

         (k) It as a result of any act or omission by or on the part of Tenant or violation of this Lease, whether or not Landlord has consented to the same, the rate of "All Risk" or other type of insurance maintained by Landlord on the Building and fixtures and property therein, shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused, such reimbursement to be Additional Rent payable within five (5) days after demand therefor by Landlord.

         (l) Landlord shall provide any or all of the following types of insurance, with commercially reasonable deductibles as determined by Landlord and in amounts and coverages as may be determined by Landlord in its discretion: "all risk" property insurance subject to standard exclusions, covering the Building or Project, and such other risks as Landlord or its mortgagees may from time to time deem appropriate; and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on Tenants alterations, trade fixtures, furnishings, equipment interior plate glass, signs and all other items of personal property and alterations, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and the Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

9.       FIRE OR CASUALTY

         (a) Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction, and this Lease shall continue in full force and effect. Notwithstanding the foregoing, (i) Landlord's obligation to rebuild, repair or restore the Premises shall not apply to any personal property or other items installed or contained in the Premises which are not installed as part of the initial tenant improvements, and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve (12) months of the term of this Lease or the Extension Term.

         (b) Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises or the Building: (i) where the cost of rebuilding, repairing and restoring the Building (collectively, "Restoration"), would, regardless of the lack of damage to the Premises or access thereto, in the opinion of Landlord, exceed twenty percent (20%) of the then replacement cost of the Building; (ii) where, in the case of any damage or destruction to any portion of the Building by uninsured casualty, the cost of Restoration of the Building, in the opinion of Landlord, exceeds One Million Dollars ($1,000,000.00); or (iii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty, the cost of Restoration of the Premises or access thereto, in the opinion of Landlord, exceeds twenty percent (20%) of the replacement cost of the Premises. Any such termination shall be made by thirty (30) days' prior written notice to Tenant given within sixty (60) days of the date of such damage or destruction.

         (c) Subject to the later terms hereof Tenant shall have the right to terminate this Lease following the destruction of the Premises (or damage to the Premises so extensive as to reasonably prevent Tenants substantial use and enjoyment of the Premises) if any of the following occurs: (i) the Premises cannot, with reasonable diligence, be repaired by Landlord within three hundred sixty (360) days after the date of the damage or destruction, as determined by Landlord's architect Completion Period"); (ii) the Premises cannot safely be repaired because of the presence of hazardous factors, including Hazardous Materials. earthquake faults, radiation, chemical waste and other similar dangers: or (iii) the damage or destruction occurs during the last twelve (12) months of the Term and cannot, with reasonable diligence, be repaired by Landlord within ninety (90) days after the date of the damage or destruction, as determined by Landlord's architect. If Tenant elects to terminate this Lease pursuant hereto, Tenant shall give Landlord written notice of its election to terminate within fifteen (15) days after the date of the determination by Landlord's architect, and this Lease shall terminate thirty (30) days after the date of such notice. Notwithstanding the foregoing, (1) in the event Landlord's architect makes a determination that the Premises can be repaired within the Completion Period as set forth in clause (i) above, and thereafter Landlord's architect makes a determination that the damage or destruction will not, despite Landlord's reasonable diligence, be repaired within the Completion Period, Landlord shall give Tenant written notice of such determination together with Landlord's architect's estimated date that the damage or destruction will be repaired, and if such estimated completion date is more than an aggregate of sixty (60) days from the expiration of the Completion Period plus delays outside of the reasonable control of Landlord, Tenant shall have a period of fifteen (15) days after receipt of said notice to elect to terminate this Lease and this Lease will terminate within thirty
(30) days after the date of said notice, or (2) if the Premises are not repaired within eighteen (18) months after the damage or destruction (including delays outside of the reasonable control of Landlord), then Tenant shall have a period of ten (10) days after said time period to elect to terminate this Lease by providing written notice to Landlord of such election and this Lease will terminate within thirty (30) days after Tenants notice. Notwithstanding the foregoing, Tenant shall not have the right to terminate hereunder if a Tenant Default has occurred and is continuing at the time of such damage or destruction, or at the time of exercising such right to terminate, or the damage or destruction was caused, in whole or in part, from the fault or neglect of Tenant, its agents, contractors, assignees, subtenants, employees, licensees or invitees.

         (d) If this Lease is not terminated by Landlord or Tenant pursuant to subparagraphs (a), (b) or (c) hereof and as the result of any damage or destruction, the Premises, or a portion thereof are rendered untenantable, the Basic Annual Rent shall abate ratably during the period of Restoration (based upon the extent to which such damage and Restoration materially interfere with Tenants business in the Premises) unless such damage or destruction shall have resulted from the fault or neglect of Tenant, its agents, servants, contractors, representatives, employees, licensees or invitees. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building or the Project. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any successor or other law of like import.

10.      EMINENT DOMAIN

         In the event the whole of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a "`Taking"), this Lease shall automatically terminate as of the date of such Taking. In the event of a Taking of such portion of the Project, the Building or the Premises as shall, in the opinion of Landlord, substantially interfere with Landlord's operation thereof Landlord may terminate this Lease upon thirty (30) days' written notice to Tenant given at any time within sixty (60) days following the date of such Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, with reasonable diligence, proceed to restore (to the extent permitted by Law and covenants. conditions and restrictions then applicable to the Project) the Premises (other than Tenant's personal property and fixtures, and tenant improvements not constituting Building Standard Installations) to a complete, functioning unit In such case, the Basic Annual Rent shall be reduced proportionately based on the portion of the Premises so taken. If all or any portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect, and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant, Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property or fixtures of Tenant, or for relocation or business interruption expenses recoverable by Tenant from the condemning authority. In addition, in the event of a Taking of the whole or any part of the Premises only, Tenant shall have the right to seek an award for up to fifty, percent (50%) of Tenant's leasehold interest in this Lease, provided that in no event shall any such claim by Tenant diminish any award payable to Landlord. This Paragraph 10 shall be Tenant's sole and exclusive remedy in the event of a Taking. Each party hereby waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

11.      ASSIGNMENT AND SUBLETTING

         (a) Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in or suffer any person other than Tenant or its employees to use or occupy the Premises, or any part thereof without obtaining the prior written consent of Landlord, which consent shall, subject to Subparagraphs 11(d), (e), (0' and (g) below, not be unreasonably withheld. Any such attempted assignment, subletting, license, mortgage, hypothecation. other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect. For purposes of application of Subparagraphs 11(b), (c), (d), (e), (0. and (g) below, any mortgage, hypothecation or encumbrance of all or any portion of Tenant's interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premises, or any part thereof shall be deemed to be an "assignment" of this Lease. In addition, as used in this Paragraph 11, the term "`Tenant" shall also mean any entity that has guaranteed Tenants obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor.

         (b) No permitted assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one (1) subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment.

         (c) If Tenant desires at any time to assign this Lease or to sublet the Premises, or any portion thereof it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed assignee or subtenant; (ii) the nature of the proposed assignee's or subtenants business to be carried on in the Premises; (iii) the terms and provisions of the proposed assignment or sublease, which shall be expressly subject to the provisions of this Lease;

(iv) in the case of a sublease, the portion of the Premises proposed to be sublet; and (v) such financial and other information as Landlord may reasonably request concerning the proposed assignee or subtenant.

         (d) INTENTIONALLY LEFT BLANK

         (e) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease if (i) the use to be made of the Premises by the proposed assignee or subtenant is (A) not generally consistent with the character and nature of other tenants in the Building or the Project or would result in a heavier burden (in comparison to that resulting from Tenant's use of such portion of the Premises) on the Building, the Project, the systems, the structures or the Common Areas thereof, (B) in conflict with any TM exclusive" or similar use or signage rights of another Project tenant, or (C) prohibited by any provision of this Lease, including, without limitation, the rules and regulations then in effect; (ii) the character, moral stability, reputation or financial responsibility of the proposed assignee or subtenant are not reasonably satisfactory to Landlord; (iii) in the case of a proposed mortgage, hypothecation or other encumbrance of Tenant's leasehold estate, (A) the proposed assignee or subtenant requests relief from any provision of this Paragraph 11 or this Lease, including, without limitation, in the case of an assignment of this Lease, those provisions requiring assumption of this Lease by each assignee, (B) the proposed mortgage, hypothecation or encumbrance is of less than the entire leasehold estate, or (C) the proposed assignee or subtenant cannot reasonably demonstrate to Landlord that such mortgage, hypothecation or encumbrance will not impair or adversely affect any of Landlord's rights hereunder; (iv) in the case of a sublease, the portion of the Premises proposed to be sublet is not a single, self contained unit of space with access to restrooms and exits in conformance with applicable Law or otherwise cannot be the subject of a valid certificate of occupancy; or
(v) the proposed assignee or subtenant is an existing tenant or subtenant in the Project and Tenant is offering such assignment or sublease at a rental rate less than that being offered by Landlord for similar space within the Project.

         (f) The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not constitute a merger, and shall, at the option of Landlord, either terminate all or any existing subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies. Notwithstanding anything to the contrary contained in this Paragraph 11 or Paragraph 20(n): (i) an assignment of this Lease or sublease of all or a portion of the Premises to (A) an affiliate of Tenant, (B) an entity which Tenant is merged with, consolidated into, or reconstituted as, or (C) an entity which acquires all or substantially all of the assets or stock of Tenant shall not be deemed an assignment or transfer under this Paragraph 11, provided that (1) Tenant notifies Landlord of any such transaction and promptly supplies Landlord with supporting documents or Information requested by Landlord regarding such transaction or such affiliate or successor, (2) such transaction is not a subterfuge by Tenant to avoid its economic obligations under this Lease or to reduce its net worth or ability to pay obligations generally, and (3) Tenant shall warrant to Landlord that the parties to the transaction were not attempting to avoid the specific assignment and subleasing restrictions of Tenant under this Lease, including without limitation the application of subparagraphs (e) and (g) of this Paragraph ii. For purposes of the foregoing, a person or entity will be deemed to be an affiliate of any other person or entity who is controlling, controlled by, or under common control with such person or entity, and "control" shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interests in, any person or entity;
(ii) If Tenant is a publicly traded company, the shares of which are freely traded on a generally recognized national stock exchange or over the counter, the transfer of shares on such exchange or over the counter shall not be deemed to be an assignment or transfer under this Paragraph ii; and (iii) a sale of capital stock by Tenant in a public offering shall not be deemed an assignment or transfer under this Paragraph 11. Each assignee, sublessee, licensee, mortgagee or other transferee, other than Landlord, shall assume in a writing satisfactory to Landlord, all applicable obligations of Tenant under this Lease and except with respect to transactions not deemed assignments or transfers as identified in subparts (I), (ii) and (iii) above, shall be jointly and severally liable for the performance of all of the applicable provisions hereof. Notwithstanding the foregoing and without prejudice to Landlord's right to require a written assumption from each assignee, any person or entity to whom this Lease is assigned, including, without limitation, assignees pursuant to the provisions of the Bankruptcy Code, 11 U.S.C ss.ss. 101 ET seq.. (the "Bankruptcy Code"), shall automatically be deemed to have assumed all applicable obligations of Tenant arising under this Lease. Tenant agrees to reimburse Landlord for Landlord's reasonable costs and attorneys' fees incurred, in an amount not to exceed $5,000.00, in connection with the processing, investigation and documentation of any requested assignment or sublease subject to this Paragraph.

         (g) If Landlord shall give its consent to any assignment of this Lease or to any sublease of all or any portion of the Premises, Tenant shall pay to Landlord as Additional Rent hereunder

              (i) In the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to the assignor Tenant by the assignee for, or by reason of, such assignment, but deducting from such sums and consideration, all legal fees and brokerage commissions actually paid to lawyers and independent brokers in connection with such transaction and any tenant improvement allowance granted to the assignee to the extent actually devoted exclusively to the installation of leasehold improvements in the Premises (such commissions and allowance being referred to herein as "`Transaction Inducements"); and

              (ii) In the case of a sublease, fifty, percent (50%) of all sums, rents, additional charges, key money and other consideration payable under the sublease by the subtenant to Tenant in excess of Rent accruing during the term of the sublease with respect to the subleased portion of the Premises (at the rate per square foot of Rentable Area payable by Tenant). Tenant shall be entitled to deduct all Transaction Inducements related to such sublease.

              The obligation to make the payments described in this Subparagraph 11(g) shall be a joint and several obligation of the Tenant and the assignee or sublessee, as the case may be. The amounts payable under Subparagraph 11(g) shall be paid to Landlord as and when payable by the assignee or sublessee to Tenant Landlord agrees to accept payments directly from any assignee or sublessee. Within fifteen (15) days after written request therefor by Landlord, Tenant shall furnish evidence to Landlord of the amount of consideration received or expected to be received from such assignment or sublease.

         (h) Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenants estate within the meaning of the

Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

12.      DEFAULT

         (a) The occurrence of any of the following shall constitute a material default and breach of This Lease by Tenant (a "Tenant Default):

              (i) Any failure by Tenant to pay any installment of Basic Annual Rent or to make any other payment required to be made by Tenant hereunder when due, where such failure continues for five (5) days after delivery of written notice of such failure by Landlord to Tenant: provided, however, That any such notice shall be in lieu of and not in addition to, any notice required under Sections 1161 !1 in.' of The California Code of Civil Procedure;

              (ii) The abandonment of The Premises by Tenant;

              (iii) Any failure by Tenant to execute and deliver any statement described in Paragraph 16 requested by Landlord, where such failure continues for five (5) days after delivery of written notice of such failure by Landlord to Tenant; provided, however, That any such notice shall be in lieu of and not in addition to, any notice required under Sections 1161 ET SEQ., of the California Code of Civil Procedure;

              (iv) Any failure by Tenant to observe and perform any Other provision of this Lease, including, without limitation, any provision of The Exhibits attached hereto, as They may exist from time to time, to be observed or performed by Tenant, where such failure continues for Thirty (30) days (except where a different period of time is specified in This Lease, in which case, such different time period shall apply) after delivery of written notice of such failure by Landlord to Tenant; provided, however, That any such notice shall be in lieu of and not in addition to, any notice required under Sections 1161 ET SEQ., of the California Code of Civil Procedure. If The nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall, commence such cure within such thirty (30) day period, and thereafter diligently prosecute such cure to completion;

              (v) The making or furnishing by Tenant of any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which Tenant knows, or has reason to know, is false or misleading in any material respect when made or furnished;

              (vi) Any transfer in violation of Paragraph 11 above;

              (vii) Any instance whereby Tenant or any general partner of Tenant shall cease doing business as a going concern, make an assignment for the benefit of creditors, generally not pay its debts as they become due or admit in writing its inability to pay its debts as They become due, file a petition commencing a voluntary case under any chapter of the Bankruptcy Code, be adjudicated an insolvent, file a petition seeking for itself any reorganization, composition, readjustment, liquidation, dissolution or similar arrangement under The Bankruptcy Code or any other present or future similar statute, law, rule or regulation, or file an answer admitting The material allegations of a petition filed against it in any such proceeding, consent to The filing of such a petition or acquiesce in the appointment of a trustee, receiver, custodian or other similar official for it or of all or any substantial part of its assets or properties, or take any action looking to its dissolution or liquidation;

              (viii) Any instance whereby a case, proceeding or other action shall be instituted against Tenant or any general partner of Tenant seeking The entry of an order for relief against Tenant or any general partner Thereof as debtor, to adjudicate Tenant or any general partner thereof as a bankrupt or insolvent, or seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief against Tenant or any general partner thereof under The Bankruptcy Code or any other present or future similar statute, law, rule or regulation, which case, proceeding or other action either results in such entry, adjudication or issuance or entry of any other order or judgment having a similar effect, or remains undismissed for sixty (60) days, or within sixty (60) days after the appointment (without Tenants or such general partners consent) of any trustee, receiver, custodian or other similar official for it or such general partner, or of all or any substantial part of its or such general partners' assets and properties, such appointment shall not be vacated;

              (ix) The appointment of a receiver, trustee or custodian to take possession of all or any substantial portion of the assets of Tenant, or The formation of any committee of Tenants creditors, or any class thereof for The purpose of monitoring or investigating the financial affairs of Tenant or enforcing such creditors' rights.

         (b) In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such termination. In the event That Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

              (i) The worth at The time of award of any unpaid Rent which had been earned at The time of such termination; plus

              (ii) The worth at The time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves reasonably could have been avoided: plus

              (iii) The worth at The time of award of the amount by which The unpaid Rent for the balance of The term after the time of award exceeds The amount of such rental loss That Tenant proves reasonably could be avoided;

              (iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in The ordinary course would be likely to result therefrom; and

              (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California Law.

         (c) As used in Subparagraphs 1 2(b)(i) and 1 2(b)(ii) above, the "worth at the time of award" is computed by allowing interest at the rate specified in Subparagraph 12(i) below. As used in Subparagraph 12(b)(iii) above, the `worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         (d) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant

         (e) In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to reenter as provided in Subparagraph 12(d) or shall take possession of the Premises pursuant to legal proceedings, or pursuant to any notice provided by Law, then if Landlord does not elect to terminate this Lease as provided in this Paragraph 12, Landlord may from time to time, without terminating this Lease, either recover all rentals as they become due or relet the Premises, or any pan thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole and absolute discretion, may deem advisable, with the right to make alterations and repairs to the Premises.

         (f) In the event that Landlord shall elect to relet, Then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than Rent) due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting (including brokerage commissions); third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any. shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Should reletting, during any month to which such Rent is applied, result in the actual payment of rentals at less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand thereof by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

         (g) No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 12 shall be construed as an election to terminate this Lease unless a written notice of such election shall be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord, Landlord may, at any time after such reletting, elect to terminate this Lease for any such default. Upon the occurrence of a default by Tenant under Subparagraph 12(a), if the Premises, or any portion thereof are sublet, Landlord in addition and without prejudice to any other remedies herein provided or provided by Law, may, at its option, collect directly from the sublessee all rentals becoming due to the Tenant and apply such rentals against other sums due hereunder to Landlord.

         (h) In addition and without prejudice to any other right or remedy of Landlord, if Tenant shall be in default under this Lease, Landlord may cure the same at the cost and expense of Tenant immediately and without notice in the case (A) of emergency, (B) where such default unreasonably interferes with any other tenant in the Project, or (C) where such default will result in the violation of Law or the cancellation of any insurance policy maintained by Landlord. All costs incurred by Landlord in curing such default(s), including, without limitation, attorneys' fees, shall be reimbursable by Tenant as additional Rent hereunder upon demand, together with interest thereon, from the date such costs were incurred by Landlord, at the rate specified in Subparagraph 12(i) below.

         (i) Tenant acknowledges and agrees that any late payment by Tenant of Rent or any other amount payable by Tenant hereunder will result in damage to Landlord, the exact amount of which will be extremely difficult to ascertain. Such damage includes, without limitation, administrative expenses, accounting and processing costs and late charges, which may be payable by Landlord on mortgage financing or other obligations of Landlord relating to the Project. As a result, Landlord and Tenant agree that in the event Tenant is more than ten (10) days an paying any amount of Rent or any other payment due under this Lease, then without the need for any further notice to Tenant, Tenant shall pay Landlord a late charge equal to that penalty charged by any mortgagee of the Project as a late charge or penalty not to exceed five percent (5%) of the delinquent amount. Landlord and Tenant agree that such late charge is a fair and reasonable estimate of the damage Landlord will incur by reason of such delinquent payment. Following the occurrence of three
(3) instances of payment of Rent more than ten (10) days late in any twelve
(12) month period, Landlord may, without prejudice to any other rights or remedies available to it, upon written notice to Tenant, (i) require that all remaining monthly installments of Rent shall be payable three (3) months in advance; and in addition or in the alternative at Landlord's election, (ii) require that Tenant increase the amount of the Security Deposit (if any) by an amount equal to one (1) month's Rent In addition, any amount due from Tenant to Landlord hereunder which is not paid within thirty (30) days of the date due shall bear interest at an annual rate (the "Default Rate") equal to four percent (4%) in excess of the discount rate being charged by the Federal Reserve Bank of San Francisco on advances to member banks pursuant to Sections 13 and 13(a) of the Federal Reserve Act, as amended, as of the twenty-fifth (25th) day of the month preceding the date hereof (or such lesser amount as shall be the maximum rate then permitted by applicable use). The payment of such interest by Tenant shall not constitute a waiver of any default by Tenant hereunder.

         (j) The performance by Landlord of any agreement, concession or grant for "free rent," Rent abatement, a "credit fund" to be applied against Rent otherwise payable hereunder or any grant or payment by Landlord to or for the benefit of Tenant of any cash or other bonus, allowance or other payment or inducement or any assumption of obligations by Landlord to or for the benefit of Tenant given or granted to or for the benefit of Tenant as consideration for execution and delivery of this Lease by Tenant (all such agreements, concessions, grants, payments and assumptions are collectively referred to herein as `Tenant Inducements") shall be continuously conditional upon Tenants full and complete performance of its obligations under this Lease during months 1-144 of the Lease term only, as this Lease may be amended or extended. Effective immediately upon the occurrence of a Tenant Default during months 1-144 of the Lease term only, (A) any provision of this Lease providing for performance of a Tenant Inducement shall be automatically deemed terminated and of no further force or effect, and (B) any Tenant inducement previously granted, issued, paid or given to or for the benefit of Tenant shall be immediately due and payable by Tenant to Landlord as Rent hereunder Notwithstanding phrase (B) above at the end of each consecutive twenty four (24) month period, commencing from me Commencement Date, so long as a Tenant Default shall not have occurred during such 24 month period, for purposes of this paragraph, Tenant shall be deemed to have earned one (1) month of me Fixturization Period or Deferred Rent Period, as me case may be. If a Tenant Default occurs during months 1-144 of me Lease Term, men Tenant shall immediately pay Landlord, in addition to all other remedies at law, in equity, or under this Lease, an amount equal to the Tenant Inducement minus me Rent for such "earned" months. At the expiration of the Lease, if mere is no Tenant Default, men Landlord shall at its election either reimburse Tenant for amounts paid by Tenant to Landlord pursuant to me preceding sentence for unearned Tenant Inducement, or credit such amounts against any monies owed by Tenant to Landlord pursuant to this Lease.

         (k) Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenants right of occupancy of the Premises after any termination of this Lease. Notwithstanding any provision of this Lease to the contrary, the expiration or termination of this Lease and or the termination of Tenants rights to possession of the Premises shall not discharge, relieve or release Tenant from any obligation or liability whatsoever under any indemnity provision of this Lease, including, without limitation, the provisions of Paragraphs 6 and 8 hereof

         (l) To the full extend permitted by law, Tenant hereby waives the right to trial by jury in any action, proceeding or counterclaim brought by Tenant on any mailer whatsoever arising out or of in any way connected with this Lease, the relationship of Landlord and Tenant, Tenants use or occupancy of the Premises and or any claim of injury or damage.

         (m) Should a dispute arise between me parties regarding any mailer described above or in Subparagraph 17(c) below, then except with respect to actions for unlawful or forcible retainer either party may cause me dispute to be submitted to Jams/Endispute or its successor ("JAMS") in the County in which the building is situated for binding arbitration before a single arbitrator. However, each party reserves the right to seek a provisional remedy by judicial action. No arbitration election by either party pursuant to this subsection shall be effective if made later than thirty (30) days following service of a judicial summons and complaint by or upon such party concerning the dispute. The arbitration shall be conducted in accordance with the rules of practice and procedure of JAMS and otherwise pursuant to the California Arbitration Act (Code of Civil Procedure Sections 1280 et seq.). Notwithstanding the foregoing, the arbitrator is specifically directed to limit discovery to that which is essential to the effective prosecution or defense of the action. The arbitrator shall apportion the costs of the arbitration, together with the attorneys' fees of the parties, in the manner deemed equitable by the arbitrator, it being the intention of the parties that the prevailing party ordinarily be entitled to recover its reasonable costs and fees. Judgment upon any award rendered by the arbitrator may be entered by any court having jurisdiction.

13.      ACCESS; CONSTRUCTION

         Landlord reserves the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above me Premises, together with the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring (within the walls of the Premises) throughout the Premises, which serve other portions of the Building or the Project in a manner and in locations which do not unreasonably interfere with Tenant's use of the Premises. In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which interfere with or which threaten to interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations. Landlord reserves and shall at any time and all times have the right to enter the Premises upon reasonable prior notice (except in an emergency or following a Tenant Default) and subject to Tenants reasonable security precautions, to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or tenants, to post notices of nonresponsibility, to alter, improve, restore, rebuild or repair the Premises, or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise. For such purposes. Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical and without additional expense to Landlord, any interruption of or interference with the business of Tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant's vaults and safes, access to which shall be provided by Tenant upon Landlord's reasonable request). Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises, or any portion thereof Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises, or any portion thereof No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

14.      INTENTIONALLY LEFT BLANK

15.      INTENTIONALLY LEFT BLANK

16.      SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

         (a) Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, "5ecurity Documents") which now or hereafter constitute a lien upon or affect the Project, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease, and in such case, in the event of the termination or transfer of Landlord's estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attom to and become the Tenant of the successor in interest to Landlord. Furthermore, Tenant shall within fifteen (15) days of demand therefor execute any instruments or other documents consistent with Tenant's rights under this Lease which may be required by Landlord or the holder of any Security Document and specifically Tenant shall execute, acknowledge and deliver within fifteen (15) days of written demand therefor a subordination of lease or subordination of deed of trust, in the form reasonably required by the holder of the Security Document requesting the document; the failure to do so by Tenant within such time period shall be a material default hereunder. Notwithstanding any provision of this Lease to the contrary, the subordination of this Lease and the rights of Tenant to any Security Documents which are executed or entered into after the date of this Lease (and Tenants duty hereunder to execute any documents evidencing such subordination) shall be subject to the holder of such Security Document agreeing pursuant to such holders standard form for such purpose (or otherwise pursuant to any other form in common use by institutional lenders) that Tenant's possession and this Lease shall not be disturbed by such holder so long as no default hereunder shall occur, and Tenant shall attom to the record owner of the Project.

         (b) Tenant shall, upon not less than fifteen (15) days' prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those customary and reasonable facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Basic Annual Rent, Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit "F" is hereby approved by Tenant for use pursuant to this Subparagraph 16(c); however, at Landlord's option, Landlord shall have the right to use other forms for such purpose. Tenant's failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a material default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. In addition, Landlord is hereby irrevocably appointed and authorized as agent and anomey4n-fact of Tenant to execute and deliver such statement in the event that Tenant tails to execute and deliver such statement within fifteen (15) days after notice from Landlord requesting execution and delivery thereof. Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrances thereof or any assignee of any such encumbrance upon the Building or the Project. Under no circumstances shall Tenant be obligated to sign any such statement which requires or contains terms that would materially and adversely modify or amend Tenant's rights or obligations under this Lease.

         (c) In addition, and not in lieu of the foregoing, as a condition of Landlord's obligation to deliver the Premises to Tenant hereunder, on or before the date that Tenant takes possession or commences use of the Premises for any business purpose (including moving in), Tenant shall execute and deliver to Landlord a certificate substantially in the form of Exhibit "G" attached hereto, indicating thereon any exceptions thereto which Tenant claims to exist at that time.

         (d) Landlord agrees to execute a certificate substantially in the form of Exhibit "G" attached hereto, in favor of such party as Tenant may reasonably request, indicating thereon any exceptions thereto which Landlord to its actual knowledge claims to exist at that time.

17.      SALE BY LANDLORD; NONRECOURSE LIABILITY

         (a) In the event of a sale or conveyance by Landlord of the Building or the Project, Landlord shall be released from any and all liability under this Lease. If the Security Deposit has been made by Tenant prior to such sale or conveyance, Landlord may transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof pursuant to the provisions of Section 1950.7 of the California Civil Code, Landlord shall be discharged from any further liability in reference thereto.

         (b) Landlord and each of its officers, directors, Affiliates, shareholders and constituent shareholders shall in no event or at any time be personally liable for the payment or performance of any obligation required or permitted of the Landlord under this Lease or under any document executed in connection herewith. In the event of any actual or alleged failure, breach or default by Landlord under this Lease or any such document, the sole recourse of Tenant shall be against the interest of Landlord in the Project, or in the event that Landlord has admitted in writing it is or is adjudicated by a court of competent jurisdiction to be insolvent and a court of competent jurisdiction has finally adjudicated Landlord's breach or default hereunder, Tenant's recourse shall be extended to offset any damage resulting from such breach or default against Tenant's obligation to pay Basic Annual Rent hereunder. No attachment, execution, writ or other process shall be sought or obtained, and no judicial proceeding shall be initiated by or on behalf of Tenant, against Landlord (or any of Landlord's officers, directors, Affiliates or constituent partners or shareholders) personally or Landlord's assets (other than Landlord's interest in the Project) as a result of any such failure, breach or default.

         (c) Landlord shall not be in default of any obligation of Landlord hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice of such failure from Tenant, provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant's sole remedy for breach of this Lease by Landlord shall be pursuant to Subparagraph 12(m), an action for damages, injunction or specific performance; Tenant shall have no right to terminate this Lease on account of any breach or default by Landlord. Notwithstanding any provision of this Lease, all liability of Landlord under this Lease or otherwise with respect to any acts or omissions of Landlord or events which occur during the term of this Lease and which in any way relate to Tenant's tenancy hereunder or occupancy of the Premises shall terminate two (2) years following the expiration or sooner termination of this Lease other than as to those claims, if any, asserted in reasonable detail in a writing delivered by Tenant to Landlord prior to the expiration of such two (2) year period.

         (d) As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice under the provisions of Subparagraph 17(c) to each beneficiary under a deed of trust encumbering the Project of whom Tenant has received written notice (such notice to specify the address of the beneficiary). In the event Landlord shall fail to cure any breach or default within the time period specified in Subparagraph 17(c) then prior to the pursuit of any remedy therefor by Tenant, such beneficiary(ies) shall have one additional Thirty (30) day period within which to cure such default, or if such default cannot reasonably be cured within such period, Then such beneficiary(ies) shall have such additional time as shall be necessary to cure such default, provided that within such Thirty (30) day period, any of such beneficiary(ies) has commenced and is diligently pursuing The remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings).

18.      PARKING; COMMON FACILITIES

         (a) Tenant shall have the right to the nonexclusive use of The number of parking spaces located in The parking facilities of The Project specified in Item 13 of the Basic Lease Provisions, in the general location designated on Exhibit "A-2" attached hereto, free of charge Throughout the initial term of This Lease and any Extension, for The parking of motor vehicles used by Tenant, its officers, employees, assignees, subtenants, guests and invitees only. Landlord reserves The right, at any time upon written notice to Tenant, to change The location of Tenant's parking spaces within The parking facility originally designated for such use, if any, as determined by Landlord in its reasonable discretion. The use of such spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of such facilities. Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time (i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self parking, and valet assist parking: provided however, in no event shall there be tandem or double stall parking). Landlord may require execution of an agreement with respect to The use of such parking facilities by Tenant and/or its officers and employees in form satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees, provided such agreement is consistent with Tenants rights under This Lease. A default by Tenant, its officers, employees, assignees, subtenants, guests and invitees in compliance with such rules and regulations not cured by Tenant as provided in Paragraph 12 above, or the performance of such agreement(s) shall constitute a material default by Tenant hereunder. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenants officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than Those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in This Paragraph 18, Then Landlord shall have The right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away The vehicle involved and charge The cost to Tenant, which cost shall be immediately payable, upon demand by Landlord.

         (b) Subject to Subparagraphs 18(a) and 18(c) hereof and The remaining provisions of This Lease, Tenant shall have the non-exclusive right, in common with others, to The use of The garage and such entrances, lobbies, restrooms, elevators, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to The Building and The Project as are designated from time to time by Landlord for The general nonexclusive use of Landlord, Tenant and The other tenants of the Project and Their respective employees, agents, representatives, licensees and invitees ("Common Areas"). The use of such Common Areas shall be subject to the rules and regulations contained herein and The provisions of any covenants, conditions and restrictions affecting The Project. Landlord reserves The right to make 5uch changes, alterations, additions, deletions, improvements, repairs or replacements in or to The Building, The Project (including the Premises) and the Common Areas as Landlord may deem necessary or desirable, including, without limitation, constructing new buildings and making changes in The location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, That There shall be no unreasonable permanent obstruction of access to or use of the Premises resulting therefrom. In the event that the Building or the Project is not completed on the date of execution of This Lease, Landlord shall have the sole judgment and discretion to determine The architecture, design, appearance, construction, workmanship, materials and equipment with respect to construction of the Building and The Project; provided such elements are consistent with The Outline Specifications and the plans and specifications derived therefrom for The Project set forth in Exhibit "H" attached hereto. Notwithstanding any provision of This Lease to The contrary, The Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant, and the Premises shall not be deemed to be a portion of The Common Areas.

         (c) Landlord reserves The right (i) to change The configuration, size and dimensions of The Project and its Common Areas. (ii) to add or sever from its ownership any portion of the Project at any time, and (iii) to exclude from The rights of use granted to Tenant any rights of passage over or use of any portion of The Project. In no event shall Landlord's exercise of the foregoing (1) change the dimensions of The Premises, (2) be inconsistent with Exhibit "H" attached hereto, or (3) materially impair or inhibit Tenant's rights of access and use of the parking areas to be used by Tenant and The Building.

19.      MISCELLANEOUS

         (a) ATTORNEYS' FEES. In the event of any legal action or proceeding brought by either party against The other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding. In The event Tenant shall become insolvent, or any action is filed in any court or tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, for a petition in bankruptcy or insolvency, or for reorganization of Tenant, or for The appointment of a receiver, trustee or conservator of all or portion of Tenant's property, Landlord shall be entitled to collect all reasonable attorneys' fees and costs incurred in connection therewith as a precondition to the curing of any Tenant Default as a result thereof.

         (b) WAIVER. No waiver by Landlord or Tenant of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant or Landlord. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or Thing done by Landlord or Landlord's agents during the term of This Lease shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of The keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

         (c) NOTICES. All notices which Landlord or Tenant may require, or may desire, to serve on The other must be in writing and may be served by personal service, or as an alternative to personal service, by mailing the same by registered or certified mail, postage prepaid, addressed as set forth in Item 14 of The Basic Lease Provisions, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to The other in writing. However, any notice (including a summons and complaint) which Landlord may require or may desire to serve on Tenant shall be deemed sufficiently served and given if personally served or delivered by registered or certified mail, postage prepaid, to Tenant at the Premises. In addition, any bill, statement, consent or other communication which Landlord may desire or is required to give to Tenant shall be deemed sufficiently given or rendered if in writing, hand delivered to the Premises or sent to Tenant at the Premises by registered or certified mail, postage prepaid.

         (d) LABOR. Tenant shall not at any time prior to or during the term hereof, either directly or indirectly, use any contractors, labor or materials, the use of which would create any difficulty with other contractors or labor engaged by Tenant, Landlord or by others in the construction, maintenance or operation of the Premises, the Building or the Project.

         (e) SECURITY. Landlord shall be the sole determinant of the type and amount of security services, if any, to be provided to the Project. In all events, Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord, for, and expressly assumes the risk of (I) any unauthorized or criminal entry of third parties into the Premises, the Building or the Project, (ii) any injury to persons, or (iii) any loss or damage of property in and about the Premises, the Building or the Project, by or from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction and/or insufficiency of the security services provided by Landlord, or any actual or alleged passive or active negligence of Landlord.

         (f) STORAGE. Any storage space at any time demised to Tenant hereunder shall be used exclusively for storage, subject to the other provisions of this Lease. Notwithstanding any other provision of this Lease to the contrary,(i) Landlord shall have no obligation to provide heating, cleaning. water or air conditioning therefor, and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord's judgment, be adequate to light said space as storage space.

         (g) HOLDING OVER. Tenant shall have no right to holdover or retain possession of any portion of the Premises after the expiration or sooner termination of this Lease. If Tenant holds over after the expiration or earlier termination of the term hereof, with the express consent of Landlord, Tenant shall become and be only a month-to-month tenant, or without the express consent of Landlord, Tenant shall become and be only a tenant at sufferance. In either event, Tenant shall pay rent during such holdover equal to the greater of the then prevailing market rate being charged by the Landlord at the Project or (A) 120% in first three months, and (B) thereafter one hundred fifty percent (150%), of the Basic Annual Rent payable by Tenant immediately prior to such expiration or termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Neither any provision hereof nor acceptance by Landlord of Rent after such expiration or earlier termination shall be deemed a consent to a holdover hereunder or result in a renewal of this Lease or an extension of the term. Notwithstanding any provision to the contrary contained herein, (i) Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the term of this Lease or upon the earlier termination hereof, the right to reenter the Premises, and the right to assert any remedy at law or in equity to evict Tenant and/or collect damages in connection with any such holding over, and (ii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without Limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease; provided however, Tenant shall not be required to indemnify Landlord for any consequential damages arising from first three (3) months of Tenants holdover of the Premises after the expiration or sooner termination of this Lease if such holdover is with Landlord's express written consent.

         (h) CONDITION OF PREMISES. Except as set forth in Subparagraph 19(i) next below, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or with respect to the suitability of any part of the Project for the conduct of Tenant's business. Subject to the provisions of Subparagraph 19(i) next below, Paragraph 21 below and the Work Letter, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises, the Building and the Project were at such time in good and sanitary order, condition and repair and that the Tenant Work had been finally completed, without defect and otherwise in accordance with the Tenant's Plans (described in the Work Letter).

         (i) LANDLORD WARRANTY. Landlord covenants that, as of the Lease Commencement Date, the Building, the Common Areas and the Premises, will have been completed in accordance with the Outline Specifications, in a good and workmanlike manner, in full compliance with applicable law, free from latent or other defects. In the event of a breach of this covenant, Landlord shall promptly, after receipt of notice from Tenant specifying the alleged breach, correct and repair the defect (or other problem) at its sole cost and expense. The cost thereof shall not be treated as an Operating Expense. The foregoing covenant shall survive as a Landlord warranty for a period of one
(1) year following the Commencement Date. This covenant and warranty shall be specifically enforceable by Tenant and the violation hereof shall be a material default by Landlord under this Lease, Costs associated with general operations, maintenance and repair of the Building, the Common Areas and/or the Premises, which are associated with customary use, wear and/or tear, shall not be covered by this Subparagraph.

         (j) QUIET POSSESSION. Upon Tenant's paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, or (ii) deed of trust to which this Lease is subordinate or may be subordinated pursuant to the terms of this Lease.

         (k) MATTERS OF RECORD. Except as otherwise provided herein, this Lease and Tenant's rights hereunder are subject and subordinate to all matters affecting Landlord's title to the Project recorded in the official records of Orange County, California, prior to and subsequent to the date hereof including, without limitation, all covenants, conditions and restrictions ("CC&RS") and the provisions of all loan documents relating to each loan secured by a mortgage or deed of trust encumbering the Project. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions, loan documents, or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Project, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord's request, Tenant shall join in the execution of any of the aforementioned documents. If a Declarant under CC&Rs requests Landlord's consent to a modification to such CC&Rs and Landlord believes such consent may adversely affect Tenant, then Landlord shall consult with Tenant regarding such modification and if Tenant states that such modification shall adversely affect Tenants business, then Landlord shall not consent to the requested modification.

         (l) PROJECT FINANCING. Notwithstanding anything to the contrary contained in this Lease, Landlord shall have a period of one hundred twenty
(120) days following Tenants execution and delivery of this Lease to attempt to secure financing for the construction of the Project, the tenant improvements, all common and parking areas, and other ancillary improvements in connection therewith. If Landlord is unable to obtain such financing, on terms acceptable to Landlord in its sole and absolute discretion, (1) within such one hundred twenty (120) day period, then Landlord shall thereafter have the right, upon written notice to Tenant, to terminate this Lease or (2) within one hundred eighty (180) days from execution of this Lease, then Tenant shall thereafter have the right, upon written notice to Landlord, to terminate this Lease, in which event Landlord shall (i) return to Tenant all funds deposited by Tenant with Landlord and thereafter neither party shall have any further rights or obligations under this Lease, and (ii) reimburse Tenant for Tenant's reasonable out of pocket costs and expenses incurred in connection with this Lease as of such date, including without limitation reasonable attorneys' fees, in an amount not to exceed $25,000.00; provided however, Landlord shall not be required to reimburse Tenant for such out of pocket costs and expenses if Landlord's failure to secure such financing is due, in whole or in substantial part, to the creditworthiness of Tenant. Tenant acknowledges that as a material inducement to Landlord to execute this Lease, (i) Tenant shall timely acknowledge and deliver to Landlord all such documents and instruments as may be customarily required by any lender providing financing to Landlord from time to time during the term hereof including, without limitation, those documents and instruments which may be required under Paragraph 16, and (ii) if any prospective lender to Landlord shall request or require in connection with the placement of any financing to Landlord or pursuant to the provisions of any Security Document any modification of this Lease, Tenant shall not delay or withhold its agreement to such proposed modification provided the same shall not modify the Basic Annual Rent payable hereunder nor materially and adversely affect the obligations or rights of Tenant hereunder. Tenant shall be responsible for any and all liability, loss, cost, damage and expense, including, without limitation, attorneys' fees, which Landlord shall incur in connection with Tenant's failure or delay in executing, acknowledging and delivering such documents and instruments or Tenants breach of any other covenant or agreement embodied in this Lease that results in the delay, impairment or cancellation of such financing.

         (m) SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attom to each purchaser, successor or assignee of Landlord in accordance with Paragraph 16(a).

         (n) BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker named in Item 11 of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord covenants and agrees to pay all real estate commissions due in connection with this Lease to the broker described in Item 11 of the Basic Lease Provisions.

         (o) NAME. Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld), use the name, insignia or logotype of the Building or the Project for any purpose, and in no event shall Tenant acquire any rights in or to such names. Tenant shall not use any picture of the Building or of the Project in its advertising, stationery or in any other manner; however, Landlord agrees to Tenant's use of a picture of the Building or Project in Tenants public reports. Landlord expressly reserves the right at any time to change the name, number, designation or logotype of the Building or the Project or the exterior or interior signage thereon and therein without the consent of Tenant without in any manner being liable to Tenant therefor.

         (p) EXAMINATION OF LEASE, CONFIDENTIALITY. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant. Landlord and Tenant agree that (i) the terms and provisions of this Lease are confidential and constitute proprietary information of Landlord and Tenant, and (ii) neither party shall disclose, nor shall it permit its partners, officers, directors, shareholders, employees, brokers and attorneys to disclose any term or provision of this Lease to any other person without first obtaining the prior written consent of the other party, except as otherwise legally required in public reports, or in connection with the financing or takeover of Tenant. The foregoing covenant of confidentiality shall not apply to the extent such information is being disseminated in connection with the financing or sale of the Premises.

         (q) TIME. Time is of the essence of this Lease and each and all of its provisions.

         (r) DEFINED TERMS AND MARGINAL HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one (1) person is named as Tenant, the obligations of such persons are joint and several. The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

         (s) CONFLICT OF LAWS: PRIOR AGREEMENTS: SEPARABILITY. This Lease shall be governed by and construed pursuant to the laws of the State of California. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

         (t) AUTHORITY. If either party is a corporation, each individual executing this Lease on its behalf hereby covenants and warrants that it is a duly authorized and existing corporation, that it has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If either party is a partnership or trust, each individual executing this Lease on its behalf hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on its behalf in accordance with the terms of such entity's partnership or trust agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel.

         (u) COMMON AREAS. The rights of Tenant hereunder in and to the Common Areas shall at all times be nonexclusive with the rights of Landlord and other tenants of Landlord who use the same in common with Tenant, and ft shall be the duty of Tenant to keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations, and to use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Project If, in the opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons.

         (v) JOINT AND SEVERAL LIABILITY. If two (2) or more individuals, corporations, partnerships or other business associations (or any combination of two (2) or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. in like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

         (w) INTENTIONALLY OMITTED.

         (x) RULES AND REGULATIONS. Tenant agrees to comply with all rules and regulations of the Building and the Project imposed by Landlord as set forth on Exhibit "El. attached hereto, as the same may be changed from time to time in a reasonable nondiscriminatory manner upon reasonable notice to Tenant. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations. To the extent of inconsistency between the Rules and Regulations with other provisions of this Lease, the provisions of this Lease shall apply.

         (y) FINANCIAL STATEMENTS. Upon Landlord's written request no more than annually, Tenant shall promptly furnish Landlord, from time to time, with the next current audited financial statements, if any, prepared in Tenant's customary manner, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant's then current financial condition.

20.      ADDENDA

         The provisions of this Paragraph 20 shall supersede and override any other provision of this Lease to the extent the same are inconsistent:

         (a) RENTAL ABATEMENT As consideration for Tenant's performance of all of its obligations under the Lease, Landlord hereby conditionally (i) grants Tenant a rent free fixturization period during months one (1) and two
(2) of the Lease Term in the amount of $372,628.14 I.E. $186,314.07 per month) ("Fixturization Period"), and (ii) excuses Tenant from the payment of the monthly installment of Basic Annual Rent during Months three (3) through five (5) of the term of this Lease in the amount of $558,942.21 (I.E. $186,314.07 per month) ("Deferred Rent Period"), together with Tenant's Proportionate Share of Operating Costs during such period, provided that Tenant shall not be in an uncured material default in its obligations under this Lease during months 1-144 of the Lease term only. Should Tenant at any time during months 1-144 of the Lease term be in default under this Lease and not cure such default within the cure periods provided in this Lease, then the total sum of such Rent so conditionally excused shall become immediately due and payable by Tenant to Landlord. If at the expiration of the 144th month of the term, Tenant has not so defaulted, Landlord shall waive any payment of all such Rent so conditionally excused.

         (b) LANDLORD DELAY. If Landlord shall not have delivered possession of the Premises to Tenant with the Tenant Work substantially completed by the date which is ninety (90) days following the Target Commencement Date plus periods attributable to Tenant Delays or prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, unavailability of services, labor or materials or reasonable substitutes for those items, government actions, civil commotion, fire, inclement weather, or other casualty or causes outside of the reasonable control of Landlord commonly considered FORCE MAJEURE (collectively "Penalty-Free Period"), Landlord shall thereafter (so long as no Tenant's Default exists under this Lease) credit to Basic Annual Rent first due under this Lease an amount equal to Two Thousand Dollars ($2,000.00) per day for each day that Landlord has failed to so deliver possession of the Premises to Tenant from the expiration of the Penalty-Free Period until the date upon which Landlord has so delivered the Premises to Tenant. At Tenant's written request, landlord will advise Tenant of any such FORCE MAJEURE delays.

         (c) OPTIONS TO EXTEND TERM. Landlord hereby grants to Tenant two (2) options (Individually referred to hereinafter as an "Option" and collectively referred to hereinafter as the "Options") to extend the term of this Lease for additional consecutive terms of five (5) years and zero (0) months (each is called an "Extension"), on the same terms and conditions as set forth in this Lease, except the Basic Annual Rent shall be the amount determined as set forth below. Tenant shall have the opportunity to exercise the initial Option with respect to only four (4) contiguous floors of the Premises. The second Option shall be exercised only with respect to the Premises so leased during the first Extension. Each Option shall be exercised only by written notice delivered to Landlord at least two hundred seventy (270) days before the expiration of the initial term of this Lease or the immediately preceding Extension ("Exercise Date"), as the case may be. If Tenant fails to deliver to Landlord written notice of the exercise of the Option within the time period prescribed above, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the term of this Lease. Each Option shall be exercisable by Tenant on the express conditions that (i) at the time of the exercise of such Option, and thereafter at all times prior to the commencement of such Extension, a Tenant's Default shall not have occurred and be continuing under this Lease, and (ii) Tenant has not been ten
(10) or more days late in the payment of Rent more than a total of nine (9) times during the term of this Lease. If Tenant property exercises an Option, "term", as used herein and in this Lease, shall be deemed to include the applicable Extension, unless specified otherwise herein.

              The Basic Annual Rent during each Extension shall be increased, as of the commencement of each Extension (each is called a "Rental Adjustment Date") to ninety-five percent (95%) of the "Fair Market Value" of the Premises, determined in the following manner: Not later than ninety (90) days prior to any applicable Exercise Date, Tenant shall give written notice to Landlord of its preliminary interest in the applicable Option, and thereafter Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Fair Market Value of the Premises as of the applicable Rental Adjustment Date. If Landlord and Tenant have not agreed upon the Fair Market Value of the Premises at least eighty (80) days prior to the applicable Exercise Date, the Fair Market Value shall be determined by the following appraisal method:

                   (i) If Landlord and Tenant are not able to agree upon the Fair Market Value of the Premises within the time period described above, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than seventy-five (75) days prior to the applicable Exercise Date. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than sixty-five (65) days prior to the applicable Exercise Date, and Landlord and Tenant shall each give written notice to the other of such appointment at the time of such appointment Within ten (10) days thereafter, the two appointed appraisers shall appoint a third appraiser. If either Landlord or Tenant fails to appoint its appraiser and to give written notice thereof to the other party within the prescribed time period, the single appraiser appointed shall determine the Fair Market Value of the Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party (such selection to be by written notice thereof to such appraiser and the other party) shall determine the Fair Market Value of the Premises. Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser if applicable. All appraisers shall have at least two (5) years' experience in the appraisal of commercial/industrial real property in the area in which the Premises am located and shall be members of professional organizations such as MAI or its equivalent.

                   (ii) For the purposes of such appraisal, the term "Fair Market Value" shall mean the price that a ready and willing tenant would pay and Landlord would accept, as of the applicable Rental Adjustment Date, as monthly rent, for comparable space within comparable high-rise office buildings in the greater John Wayne Airport area if such space, including all incidental amenities, such as parking, were exposed for lease on the open market for a reasonable period of time. If a single appraiser is chosen, then such appraiser shall determine the Fair Market Value of the Premises. Otherwise, the Fair Market Value of the Premises shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the Fair Market Value not later than thirty (30) days prior to the applicable Exercise Date. If the Fair Market Value is not determined prior to the applicable Exercise Date, then Tenant may elect not to exercise the applicable Extension option, or Landlord may agree to extend the applicable Exercise Date for an additional period of time, not to exceed thirty (30) days, so as to inalize the determination of Fair Market Value.

                   (iii) In no event shall the Basic Annual Rent be reduced below the Basic Annual Rent applicable to the Premises immediately prior to the applicable Rental Adjustment Date.

              Promptly following the commencement of each exercised Extension Landlord shall at Landlord's expense, repaint and re-carpet the Premises utilizing equivalent type, grade and quality materials as originally installed.

         (d) EXPANSION OPTION. Provided no Tenant's Default has occurred and is continuing, if rentable space on Floors 7-9 of the Building (collectively, the "Adjacent Space") shall become available for leasing by other than any existing tenant(s), Landlord shall make said Adjacent Space available to Tenant to lease, upon the terms and conditions hereinafter set forth ("Right of First Offer'). When all or any portion of the Adjacent Space first becomes available as set forth above, Landlord shall, prior to making the Adjacent Space available to other third parties, deliver written notice of such availability to Tenant ("Landlord's Notice"). For a period of fifteen (15) days following Tenants receipt of Landlord's Notice, Tenant shall have the first opportunity to lease the Adjacent Space upon the terms and conditions set forth below, by delivering to Landlord within said fifteen (15) day period written notice ("Election Notice") of its election to exercise its Right of First Offer. If Tenant fails or elects not to exercise its Right of First Offer granted pursuant to this paragraph with in said fifteen (15) day period. the Right of First Offer shall automatically terminate without further action of the panics, and Landlord shall thereafter be free to lease the Adjacent Space to any third party upon such terms and conditions as Landlord desires. If Tenant timely and properly exercises its Right of First Offer as hereinabove provided, Tenant shall, within fifteen (15) days after receipt from Landlord, enter into an amendment of this Lease with Landlord upon Landlord's then current standard lease amendment form for the Building, which amendment shall incorporate the Adjacent Space Into the Premises upon the terms and conditions hereinafter set forth. If Tenant fails to execute and deliver such amendment within said fifteen (15) day period, the Right of First Offer shall automatically terminate without further action of the parties, and Landlord shall thereafter be free to lease the Adjacent Space to any third party upon such terms and conditions as Landlord desires. Notwithstanding the foregoing, should Tenant initially fail to exercise the Right of First Offer, Tenant shall thereafter be permitted to periodically inquire as to whether Adjacent Space is leaseable". If Adjacent Space is leaseable, Tenant shall be permitted to lease such Adjacent Space as provided in this Subparagraph 20(d). For purposes of this Subparagraph 20(d), unleaseable shall mean any Adjacent Space which is then vacant and for which Landlord is not currently negotiating for lease to a third party.

              Upon Tenant's timely and proper exercise of the Right of First Offer, the Adjacent Space shall be incorporated into the Premises and shall be leased to Tenant upon the same terms and conditions as are then in effect under this Lease, for the remaining term as set forth in this Lease and at the rate of Basic Annual Rent in effect, except that:

                   (i) If Tenant is leasing any portion of floor 7, then Monthly installments of Basic Annual Rent due under this Lease shall be increased to reflect such rent upon the Adjacent Space with respect to such floor 7 at the rate then in effect under this Lease for floors 1-6 ; If Tenant is leasing any portion of floor 8, then Monthly installments of Basic Annual Rent due under this Lease shall be increased to reflect such rent upon the Adjacent Space with respect to such floor 8 at a rate equal to the sum of the rate then in effect under this Lease (for floors 1-6) plus nine cents ($0.09)/per month per square foot of such floor 8; If Tenant is leasing any portion of floor 9 then

Monthly installments of Basic annual Rent due under this Lease shall be increased to reflect such rent upon the Adjacent Space with respect to such floor 9 at a rate equal to the sum of the rate then in effect under this Lease (for floors 1) plus nineteen cents ($0.19 per month per square foot of such floor 9.

                   (ii) Tenant's Proportionate Share shall be increased to reflect the Rentable Area of the Adjacent Space;

                   (iii) The parking spaces available for Tenant shall be increased at the ratio of three (3) spaces per 1,000 square feet of Adjacent Space.

         (e) NONDISTURBANCE AGREEMENT Landlord shall use best efforts to provide Tenant with a reasonable nondisturbance agreement from mortgagees of Landlord, should they exist, to be delivered within a reasonable time period after the closing of any such loan.

         (f) INTENTIONALLY LEFT BLANK

         (g) DEFINITION - NONDISCRIMINATORY. For purposes of Paragraphs 4(b) and 7(c) of this Lease, the term "nondiscriminatory" refers to those rules and requirements established from time to time by Landlord for general application to and enforcement against all or substantially all tenants in the Project, including, with respect to Paragraph 4(b), work site rules, regulations regarding time of work, notice requirements and bonding requirements.

         (h) INTENTIONALLY LEFT BLANK

         (i) NONLIABILITY AND INDEMNIFICATION OF LANDLORD. Notwithstanding any provision set forth in Section 8(a), 6(b) or 19(e) of the Lease to the contrary, Landlord shall not be exempted from liability under Section 8(a), and Tenant shall not be required to indemnity Landlord under Paragraph 8(b), if, but only if, Landlord's conduct, which gives rise to such claim, amounts to gross negligence or willful misconduct.

         (j) AMERICANS WITH DISABILITIES ACT Landlord agrees to be responsible for and shall pay all remedial costs associated with, and shall comply with, the Americans with Disabilities Act ("ADA"), as it relates to the Common Areas of the Building only, based solely on requirements existing or Imposed on Landlord as of the Commencement Date. Any changes, modifications, rehabilitation or repair to the Common Area required by any amendment to ADA or any regulations thereunder which are enacted or become effective after the Commencement Date, shall be Landlord's responsibility, but the cost thereof shall be an Operating Cost for purposes of this Lease. Notwithstanding any other provision of the Lease, Landlord shall have no duty, obligation or responsibility, nor shall Landlord be obligated to expend any monies over and above the work specified in the Work Letter, to the extent caused by a Tenant requested Change Order, to make the Premises comply with any requirement of ADA or any other similar laws, including life-fire safety codes, physical handicap codes and/or earthquake safety codes.

         (k) TRANSPORTATION MANAGEMENT Tenant shall fully comply with all present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

         (l) OPERATING COSTS CAP. Notwithstanding anything to the contrary contained in Paragraph 3 of this Lease, provided no Tenant's Default has occurred and is continuing, annual increases in Tenants Proportionate Share of Operating Costs (exclusive of taxes, insurance, repairs, capital expenditures, and items outside of Landlord's reasonable control) shall not exceed the lesser of (i) the percentage increase in the Index (as defined in Item 5 of the Basic Lease Provisions) from the prior year, or (ii) four percent (4%) per year. Tenant acknowledges and agrees that Tenant shall be responsible for Tenant's Proportionate Share of all increases in taxes, insurance, repairs, capital expenditures, and items outside of the reasonable control of Landlord. In addition, Tenant shall not be liable for Tenant's Proportionate Share of any increase in real property taxes arising solely due to reassessment of all or any portion of the Project as a result of a sale, exchange or other transfer of an interest in the Project.

         (m) MOVING-RELATED ALLOWANCE. As an additional Tenant Inducement (as that term is defined in Paragraph 120) of this Lease), Landlord shall provide to Tenant an allowance in the amount of One Dollar ($1.00) per square foot of Rentable Area of the Premises as of the Commencement Date to be used towards moving, cabling, and other moving-related expenses, including without limitation miscellaneous consultant expenses in connection therewith. Tenant shall provide to Landlord, as a condition to receiving any payment under this allowance, copies of paid invoices or other evidence satisfactory to Landlord of all such paid expenses.

         (n) SIGNAGE. As defined in Specific Development Plan No. SD43, as amended pursuant to Ordinance NS-2390 ("Applicable Ordinance"), Tenant shall have the right to two (2) Building Identification Signs at the top of the Building (which shall be exclusive to Tenant and is hereby granted personally to Tenant and not to any other assigning subtenant or transferor of Tenant), one
(1) identification sign on an Entryway Sign to the Building (if two (2) tenant names are identified on an Entryway Sign, Tenant's name shall be located above such other tenant's name), and if Landlord decides to erect any Ground Identification Sign(s) within the Project and Landlord chooses to include any tenant names on any such Ground Identification Sign(s), then Tenant shall have the right to one (1) identification sign on a Ground Identification Sign. Each Building Identification Sign, Entryway Sign and Ground Identification Sign shall be in such location as designated by Landlord. Tenant shall have no right to maintain identification signs in any other location in, on or about the Building or Project and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Premises. The size, design, color and other physical aspects of the permitted signs shall be subject to Landlord's written approval prior to installation (not to be unreasonably withheld or delayed), any covenants, conditions and restrictions applicable to the Project, all applicable municipal or other governmental permits and approvals, and any other signage criteria applicable to the Building or Project and approved by the applicable governmental authorities including, but not limited to, the Applicable Ordinance. The cost of all signs, including the installation, maintenance and removal thereof shall be at Tenant's sole cost and expense. If Tenant fails to maintain its signs, or if Tenant fails to remove same upon

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termination of this Lease and repair any damage caused by such removal
(including, but not limited to, resurfacing the affected area, if required by Landlord), Landlord may do so at Tenant's expense.

         (o) EXCLUSIVITY. Provided no Tenant's Default has occurred and is continuing and that Tenant has not sublet the entire Premises or assigned its interest in this Lease pursuant to Paragraph 11 to other than an affiliated company, Landlord agrees that Landlord shall not lease any other space within the Building throughout the term of this Lease to another business or entity whose business is in direct competition with the business of Tenant.

         (p) ENVIRONMENTAL RELEASE. Landlord shall make available to Tenant copies of any environmental assessment reports in Landlord's possession relating to the Project as of the Commencement Date. Tenant shall have no liability or responsibility with respect to any Hazardous Materials disclosures contained therein.

21.      CONSTRUCTION OF BUILDING

         Tenant and Landlord understand and agree that the Building is to be constructed by Landlord as part of the Project.

         (a) The Building will be a 9-story building containing approximately 205,000 square feet of Rentable Area substantially as shown on the Site Plan attached as Exhibit "A-2" of this Lease. Access to the main entrance to the Building and the parking area from Columbine Avenue will be as shown on the Site Plan. The ratio of usable to Rentable Area in the Building will be no less than ninety percent (90%) for a full floor tenant.

         (b) The Project consists of two 9-story office buildings over a 2-level parking garage. The Project is situated on approximately 5.9 acres. The Project is a part of an approximately 6&acre Specific Development Plan known as MacArthur Place. Parking of approximately 1,400 parking spaces for the Project will be provided on two levels underneath the buildings as well as the upper parking deck where the buildings are situated.

         (c) The Project is subject to the Master Declaration of Covenants, Conditions, Easements and Restrictions or MacArthur Place, as the same may be amended from time to time. Landlord reserves the right, prior to or upon completion of the Project, to record a Reciprocal Easement Access and Maintenance Agreement or like instrument ("REA") against the Project for the mutual benefit of all owners of property within the Project and their tenants, and which will impose certain restrictions, covenants, easements and obligations upon the Premises, Landlord and Tenant, in order to obtain such benefit The REA will be reasonable in form and content, will not be inconsistent with Tenant's rights under the Lease, and will contain those features and provisions in similar instruments executed and recorded by Landlord on similar properties. The REA will likely contain, without limitation, the following:

                  (i) Reciprocal easements for vehicular and pedestrian access, circulation and parking;

                  (ii) Covenants for the maintenance and repair (or reimbursement for the costs thereof if done by an `Operator' or similar entity designated in the REA) of the exterior of all buildings, landscaping and parking area; and

                  (iii) Assessment provisions for the reimbursement of costs incurred by an `Operator' or similar entity designated in the REA who is authorized to enforce the REA and/or perform certain maintenance and repair functions specified therein. Such assessments will be allocated by either a separate charge attributable directly to work or services provided for the Premises, or an in-common basis for the whole Project, in which case a pro rata allocation to the Premises will be made based upon the gross square footage of the Building compared with the gross square footage of all completed buildings within the Project.

         Tenant agrees that this Lease and the Tenants occupancy of the Premises hereunder shall, upon the recordation of the REA in the Official Records of Orange County, be subject and subordinate to the REA, and Tenant agrees to abide thereby. Landlord shall make a copy of the REA available to Tenant concurrently with or promptly following its recordation.

         (d) Landlord shall, at Landlord's sole cost and expense, construct and complete the Building, the Common Areas and the parking area as described in the Outline Specifications attached as Exhibit "H" to this Lease, in a good and workmanlike manner, substantially in compliance with the plans and specifications therefor prepared by Landlord and approved by the City of Santa Ana, and in compliance with applicable Laws.

         (e) Notwithstanding any other provision in this Lease to the contrary, if the Commencement Date of this Lease has not occurred on or before January 5, 2002 (i.e., one year following the Target Commencement
Date), then Tenant shall thereafter, upon written notice to Landlord and any lender previously identified to Tenant under Section 19(l), have the right to terminate this Lease in the same manner as is provided in Section 19(l) including subparts (i) and (ii) thereof. The January 5, 2002 date shall be extended for the period of any Tenant Delay under the Work Letter.

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